UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

DIODES INCORPORATED

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

DIODES INCORPORATED

Notice of Annual Meeting of Stockholders

To Be Held May 25, 2022

Notice is hereby given that the annual meeting (the “Meeting”) of the stockholders of Diodes Incorporated (the “Company”) will be held online via live audio webcast at www.proxydocs.com/DIOD on Wednesday, May 25, 2022, at 6:00 p.m. (Central Time). Due to the continued public health impact of the Coronavirus outbreak and out of an abundance of caution to support the health and well-being of our employees, stockholders, and communities, the Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. Even though our Meeting is being held virtually, stockholders will still have the ability to participate in, hear others, and ask questions during the Meeting. The Meeting is being held for the following purposes:

1.
Election of Directors. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors’ nominees are: Angie Chen Button, Warren Chen, Michael R. Giordano, Keh-Shew Lu, Peter M. Menard, Christina Wen-Chi Sung and Michael K.C. Tsai.
2.
Approval of the 2022 Equity Incentive Plan. To approve the 2022 Equity Incentive Plan.
3.
Approval of Executive Compensation. To approve, on an advisory basis, the Company’s executive compensation.
4.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
5.
Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

It is possible that an adjournment or postponement may be necessary that makes us unable to hold the Meeting on the date as planned. If such an adjournment or postponement is made, the Company will notify stockholders through the issuance of a press release and the filing of definitive additional soliciting material with the Securities and Exchange Commission.

Only persons who were stockholders of record at the close of business on March 28, 2022 are entitled to notice of and to vote either by proxy or at the Meeting or any adjournment or postponement thereof.

The proxy statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and stockholders are encouraged to read it in its entirety.

The Company has elected to provide access to our proxy materials by notifying you of the availability of our proxy statement and our fiscal 2021 Annual Report to Stockholders over the Internet at www.proxydocs.com/DIOD. Stockholders may also obtain a printed copy of the proxy materials free of charge by following the instructions provided in the Notice of Internet Availability of Proxy Materials that will be first mailed to stockholders on or about April 14, 2022 or in the enclosed proxy statement.

As set forth in the enclosed proxy statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors.

Whether or not you plan to participate in the virtual Meeting, YOUR VOTE IS IMPORTANT. Please follow the instructions enclosed to ensure that your shares are voted. If you participate in the Meeting, you may revoke your proxy at any time prior to its exercise at the Meeting.

Dated at Plano, Texas, this 14th day of April, 2022.

By Order of the Board of Directors,

DIODES INCORPORATED

Richard D. White,
Secretary

IF YOU PLAN TO ATTEND THE MEETING

If you plan to attend the Meeting online you must be registered no later than 5:00 p.m. Central Time on May 23, 2022. To register go to www.proxydocs.com/DIOD. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will also permit you to submit questions during the Meeting and in advance. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. You will be able to listen, vote, and submit questions from any remote location that has Internet connectivity. Technical assistance is available as part of the instructions.

DIODES INCORPORATED

4949 Hedgcoxe Road, Suite 200

Plano, Texas 75024

(972) 987-3900

PROXY STATEMENT

ANNUAL MEETING: MAY 25, 2022

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”) for use at the annual meeting (the “Meeting”) of the stockholders of the Company to be held online via live audio webcast at www.proxydocs.com/DIOD on Wednesday, May 25, 2022, at 6:00 p.m. (Central Time), and at any adjournment or postponement thereof. Only stockholders of record at the close of business on March 28, 2022 (the “Record Date”) are entitled to notice of and to vote by proxy or at the Meeting or any adjournment or postponement thereof.

Matters to be Considered at the Meeting

The matters to be considered and voted upon at the Meeting will be:

1.
Election of Directors. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors’ nominees are: Angie Chen Button, Warren Chen, Michael R. Giordano, Keh-Shew Lu, Peter M. Menard, Christina Wen-Chi Sung and Michael K.C. Tsai.
2.
Approval of the 2022 Equity Incentive Plan. To approve the 2022 Equity Incentive Plan.
3.
Approval of Executive Compensation. To approve, on an advisory basis, the Company’s executive compensation.
4.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
5.
Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

Voting Recommendations of the Board

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, "FOR" the approval of the 2022 Equity Incentive Plan, “FOR” the approval of executive compensation and “FOR” the ratification of the appointment of Moss Adams LLP.

Voting Shares Held in “Street Name”

Brokerage firms who are members of the New York Stock Exchange cannot vote your shares held in street name in the election of directors or on executive compensation, if you fail to instruct the organization how to vote such shares. Therefore, it is very important that you provide instructions on how to vote any shares beneficially owned by you in street name.

Internet Access to Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to our proxy materials over the Internet at www.proxydocs.com/DIOD. Stockholders will not receive printed copies of the

1 Diodes Incorporated

proxy materials unless they have requested us to provide proxy materials in printed form. On or about April 14, 2022, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be first sent to our stockholders of record and beneficial owners. All stockholders receiving the Notice can request a printed copy of the proxy materials.

The Notice provides you with instructions regarding how to:

•
View our proxy materials for the Meeting on the Internet;
•
Request a printed copy of the proxy materials; and
•
Instruct us to send future proxy materials to you by mail or electronically by email on an ongoing basis.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it, and it is your responsibility to notify us of any change to your email address given to us.

The proxy materials include:

•
Notice of Annual Meeting of Stockholders;
•
This Proxy Statement; and
•
The 2021 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you request printed copies of the proxy materials by mail, these materials will also include a proxy card.

How to Vote

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you are a stockholder of record, you may attend the Meeting and vote in person via the Internet at www.proxydocs.com/DIOD.

If you do not wish to attend the Meeting and vote online during the Meeting, you may vote by proxy. There are three ways to vote by proxy. You may submit a proxy by telephone by calling (855) 686-4804 and following the instructions provided. You may submit a proxy over the Internet at www.proxypush.com/diod by following the instructions provided. If you request and receive a printed copy of the proxy materials by mail, you can submit a proxy by signing and dating the enclosed proxy card and either mailing it in the postage-paid envelope provided to the address stated on the proxy card or transmitting it by facsimile to the Inspector of Elections at (972) 731-3510.

Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 5:00 p.m. (Central Time) on May 23, 2022. If a proxy is properly submitted and is not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy. If no instructions are indicated on the proxy with respect to any matter, the proxy will be voted on such matter as follows: “FOR” the election of the Board’s nominees, "FOR" the approval of the 2022 Equity Incentive Plan, “FOR” the approval of executive compensation, “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account by following the instructions they provided. If you wish to attend the Meeting and vote

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during the Meeting in person via the Internet, you must obtain a proxy executed in your favor from the organization that holds your shares.

Even if you plan to attend the Meeting, the Company recommends that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Meeting.

How to Change or Revoke Your Vote

You may change your vote at any time before the vote at the Meeting. If you are a stockholder of record, you may change your vote by submitting a proxy over the Internet or telephone on a later date (only your last Internet or telephone proxy will be counted), or by filing a written revocation, or a duly executed proxy card bearing a later date, with the Company’s Secretary at the Meeting or at our offices located at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024 provided that any such written revocation or duly executed proxy card bearing a later date must be received at such offices no later than May 23, 2022. You may also change your vote by attending the Meeting and voting in person via the Internet. Attending the Meeting will not automatically revoke a previously granted proxy unless you vote at the Meeting or file a written revocation with the Company’s Secretary at or before the Meeting.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to the brokerage firm, bank, broker-dealer or other organization holding your shares by following the instructions they provided or, if you obtained a proxy in your favor from that organization, by attending the Meeting and voting in person via the Internet.

Meeting Admission

Due to concerns around the continued presence of COVID-19 in the United States and globally, this year our Meeting will be a completely virtual meeting, which will be conducted via live audio webcast at www.proxydocs.com/DIOD. You are entitled to participate in the Meeting only if you were a holder of Diodes’ Common Stock at the close of business on March 28, 2022, which is the record date for the Meeting, or if you hold a valid proxy. If you plan to attend the Meeting online you must be registered no later than 5:00 p.m. (Central Time) on May 23, 2022. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will also permit you to submit questions during the Meeting and in advance. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. You will be able to participate in, hear others and ask questions from any remote location that has Internet connectivity. Technical assistance is available as part of the instructions.

Voting Rights

The authorized capital of the Company consists of (i) 70,000,000 shares of Common Stock, par value $0.66-2/3 per share (“Common Stock”), of which 45,231,784 shares were issued and outstanding on the Record Date, and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”), none of which were issued and outstanding on the Record Date.

A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present either in person via the Internet or by proxy, constitutes a quorum for the conduct of business at the Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for the purpose of determining the presence of a quorum.

Each stockholder is entitled to one vote, in person via the Internet or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date on any matter submitted to the stockholders, except that in connection with the election of directors, each stockholder has the right to cumulate votes. Cumulative voting entitles a stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such stockholder, or to distribute such stockholder’s votes on the same principle among as many candidates and in such manner as the stockholder shall desire.

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If you are a stockholder of record and wish to exercise cumulative voting rights, you must submit a proxy by mail or attend the Meeting and vote in person via the Internet. Your proxy card or ballot must specify how you want to allocate your votes among the nominees. Telephone and Internet voting facilities do not accommodate cumulative voting. If you hold your shares in street name, contact your brokerage firm, bank, broker-dealer, or other similar organization for directions on how to exercise cumulative voting rights using their voting instruction card, or to request a legal proxy so that you can vote your shares directly. Discretionary authority to cumulate votes is hereby solicited by the Board. If you return a signed proxy card or submit voting instructions in writing without providing instructions about cumulative voting, or if you submit a proxy by telephone or in person via the Internet, you will confer on the designated Proxyholders named below discretionary authority to exercise cumulative voting. If they elect to do so, they will be authorized, in their discretion, to cast your votes for some or all of the nominees in the manner recommended by the Board or otherwise in the discretion of the Proxyholders. However, they will not cast any of your votes for a nominee as to whom you have instructed them on your proxy card, voting instruction card or otherwise to withhold a vote. If you do not wish to grant the Proxyholders authority to cumulate your votes in the election of directors, you must explicitly state that objection on your proxy card or voting instruction card, as applicable.

For Proposal 1, our Bylaws provide that, in the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected; provided, however, that the Board has adopted a policy requiring that in an uncontested election (such as the election held at this Meeting), each nominee will submit an irrevocable resignation promptly following the election if he or she fails to receive a majority of votes cast. An uncontested election means that there are as many candidates standing for election as there are vacancies on the Board. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes “WITHHELD.” Abstentions and broker non‑votes are not considered a vote cast and, therefore, will have no effect with respect to the election of directors other than to reduce the number of affirmative votes required to elect a director. “Broker non‑votes” are shares of stock held in record name by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity. See “Proposal One – Election of Directors” and “Corporate Governance – Director Resignation Policy.”

Proposals 2, 3 and 4 require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person via the Internet or by proxy, and entitled to vote on the proposal at the Meeting. Abstentions will be included in the number of votes present and entitled to vote on these proposals and, accordingly, will have the effect of a vote “AGAINST” the proposal. Broker non-votes with respect to these proposals will not be counted as shares present and entitled to vote on these proposals and, accordingly, will not have any effect with respect to the approval of these proposals (other than to reduce the number of affirmative votes required to approve the proposal). The vote with respect to executive compensation is not binding on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”). However, the Board and the Compensation Committee will review the result of this vote and take it into consideration when making future decisions regarding executive compensation. Although the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 is not required to be submitted to a vote of stockholders, the Audit Committee believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment of the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person via the Internet or by proxy, and entitled to vote on the proposal at the Meeting, the Board will consider the selection of another independent registered public accounting firm.

Of the shares of Common Stock outstanding on the Record Date, 1,142,277 shares (or approximately 2.6%) were beneficially owned by directors and executive officers of the Company. Each of the directors and executive officers have informed the Company that they will vote “FOR” the election of the Board’s nominees named herein, "FOR" the approval of the 2022 Equity Incentive Plan, “FOR” the approval of executive compensation and “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

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Organizations holding Common Stock in “street name” that are members of a stock exchange are required by the rules of the applicable stock exchange to transmit the proxy materials to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the stockholders. If the organization has not received instructions from the beneficial owner by the date specified in the statement accompanying such proxy materials, the organization may give or authorize the giving of a proxy to vote the Common Stock in its discretion as to “routine” matters, but not as to “non-routine” matters. When an organization is unable to vote a client’s shares on a proposal, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct the organization that holds your shares as to how to vote such shares, that organization may, in its discretion, vote such Common Stock “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, which is considered a routine matter, but not with respect to the election of the nominees to the Board, the approval of the 2022 Equity Incentive Plan, or the advisory vote on executive compensation, which are considered non-routine matters.

Procedures for Stockholder Nominations and Proposals

Under the Company’s Bylaws, any stockholder generally may submit proposals or nominate one or more persons for election as directors by following the procedures described in this Proxy Statement under “Proposals of Stockholders and Stockholder Nominations for 2023 Annual Meeting.” No notice of a stockholder proposal or nomination was timely received in connection with the Meeting.

Cost of Proxy Solicitation

This proxy solicitation is made by the Board, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this proxy solicitation. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with stockholders of record, beneficial owners, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, email or in person via the Internet to request that the proxies be furnished. No additional compensation will be paid for these services to officers or employees of the Company. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The Company has not engaged a proxy solicitor at this time, but the Board may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, the Company will pay the proxy solicitor its reasonable and customary fees, estimated not to exceed $15,000 plus reasonable out-of-pocket expenses.

Other Business

As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board, the designated proxyholders, Dr. Keh-Shew Lu, the Company’s Chairman, President and Chief Executive Officer, and Brett Whitmire, the Company’s Chief Financial Officer (the “Proxyholders”), will vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy. Such authorization includes authority to appoint a substitute nominee or nominees to the Board’s nominees identified herein where death, illness or other circumstances arise which prevent any such nominee from serving in such position and to vote such proxy for such substitute nominee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each person known to the Company to be the beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock (other than depositories).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
BlackRock, Inc. (“BlackRock”) 55 East 52nd Street New York, New York 10022	6,947,644	(3)	15.4%
The Vanguard Group (“Vanguard”) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,962,444	(4)	11.0%

(1) The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated below.

(2) Based on 45,231,784 shares outstanding as of the Record Date.

(3) Based solely on information provided by BlackRock in Schedule 13G/A filed with the SEC on January 27, 2022, reporting beneficial ownership of the Company’s Common Stock. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 6,894,219 shares, has sole dispositive power with respect to 6,947,644 shares and has neither shared voting power nor shared dispositive power with respect to any shares.

(4) Based solely on information provided by Vanguard in Schedule 13G/A filed with the SEC on February 9, 2022, reporting beneficial ownership of the Company’s Common Stock. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 71,946 shares, has sole dispositive power with respect to 4,850,559 shares and has shared dispositive power with respect to 111,885 shares.

The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by (i) each director and nominee of the Company, (ii) each Named Executive Officer (“NEO”) of the Company (as defined below), and (iii) all directors, nominees and executive officers of the Company as a group.

Name of Beneficial Owner	Common Stock Underlying Options or Restricted Stock Units (1)	Common Stock	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3) (4)
Directors and Nominee
Angie Chen Button	630	—	630		*
C.H. Chen	10,913	100,429	111,342	(1)	*
Warren Chen	1,530	900	2,430	(1)	*
Michael R. Giordano	3,605	78,905	82,510	(1)	*
Keh-Shew Lu (5)	2,937	684,966	687,903	(1)(6)(8)	1.5%
Peter M. Menard	3,605	6,125	9,730	(1)	*
Christina Wen-Chi Sung	3,605	10,425	14,030	(1)	*
Michael K.C. Tsai	3,605	39,450	43,055	(1)	*
Named Executive Officers
Brett R. Whitmire	—	15,404	15,404	(1)(8)	*
Julie Holland	—	26,077	26,077	(1)(8)	*
Francis Tang	—	24,271	24,271	(1)(8)	*
Gary Yu	—	16,407	16,407	(1)(8)	*
All directors and executive officers of the Company as a group (15 individuals including those named above)	30,430	1,090,473	1,120,903	(7)	2.6%

* Indicates less than 1%.

(1) Consists of shares of Common Stock that the named individual has the right to acquire within sixty (60) days after the Record Date by exercising stock options or the vesting of restricted stock units (“RSUs”) or performance stock units (“PSUs”). For further discussion on the Company’s use of equity awards, see “Compensation Discussion and Analysis – Principal Components of Compensation - Long-Term Incentive (LTI) Plan.”

(2) The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.

6 Diodes Incorporated

(3) Under Rule 13d-3 of the Securities Exchange Act of 1934 (the “Act”), certain shares may be deemed to be beneficially owned by more than one person (for example, if a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within sixty (60) days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4) Percent of Class is based on 45,231,784 shares of the Common Stock of the Company outstanding as of the Record Date.

(5) Dr. Lu is Chairman of the Board, President and the Chief Executive Officer of the Company, and a NEO.

(6) Includes 70,465 shares of Common stock held in the name of the Lu Family Revocable Trust, 46,150 shares of Common Stock held in the name of an UTMA (Custodial) Trust, and 285,801 shares held in the name of the Lu Grandchildren’s Trust. Dr. Lu is a co-trustee of the Lu Family Revocable Trust, the UTMA (Custodial) Trust and the Lu Grandchildren’s Trust. Dr. Lu has voting and investment authority over these shares.

(7) Includes 30,430 shares that all directors and executive officers of the Company have the right to acquire within sixty (60) days after the Record Date, by exercising stock options or the vesting of RSUs, but excludes an additional 584,604 shares that all directors and executive officers of the Company will have the right to acquire upon the exercise of stock options or the vesting of RSUs and PSUs, which may vest in installments more than sixty (60) days after the Record Date.

(8) Does not include 32,000, 7,600, 7,600, 8,500 and 9,200 shares of Common Stock subject to PSUs granted February 1, 2022 to Messrs. Lu, Whitmire, Tang, Yu and Ms. Holland, respectively, that vest only if (i) the Company achieves a targeted Non-GAAP operating income for 2022 through 2024 and (ii) the executive continues to provide services to the Company.

Does not include 32,000, 7,600, 7,600, 8,500 and 9,200 shares of Common Stock subject to PSUs granted February 8, 2021 to Messrs. Lu, Whitmire, Tang, Yu and Ms. Holland, respectively, that vest only if (i) the Company achieves a targeted Non-GAAP operating income for 2021 through 2023 and (ii) the executive continues to provide services to the Company.

Does not include does not include 53,100, 10,800, 15,300 and 15,300 shares of Common Stock subject to PSUs granted February 19, 2020 to Messrs. Lu, Whitmire, Tang and Ms. Holland, respectively, that vest only if (i) the Company achieves a targeted Non-GAAP operating income for 2021 through 2023 and (ii) the executive continues to provide services to the Company.

Does not include 32,000, 7,600, 7,600, 8,500 and 9,200 shares of Common Stock subject to RSUs granted on February 1, 2022 to Messrs. Lu, Whitmire, Tang, Yu and Ms. Holland, respectively, that vest in four equal annual installments on February 1, 2023, 2024, 2025 and 2026, if the executive continues to provide services to the Company.

Does not include 5,000 shares of Common Stock subject to RSUs granted on May 24, 2021 to Dr. Lu that vest in four equal installments on May 26, 2022, 2023, 2024 and 2025, if the executive continues to provide services to the Company.

Does not include 24,000, 5,700, 5,700, 6,375 and 6,900 shares of Common Stock subject to RSUs granted on February 8, 2021 to Messrs. Lu, Whitmire, Tang, Yu and Ms. Holland, respectively, that in three equal installments on February 24, 2023, 2023 and 2025, if the executive continues to provide services to the Company.

Does not include 6,000 shares of Common Stock subject to RSUs granted on July 1, 2020 to Mr. Yu that vest in three equal installments on July 1, 2022, 2023 and 2024, if the executive continues to provide services to the Company.

Does not include 5,063 shares of Common Stock subject to RSUs granted on May 18, 2020 to Dr. Lu that vest in three equal installments on May 18, 2022, 2023 and 2024, if the executive continues to provide services to the Company.

Does not include 2,000 shares of Common Stock subject to RSUs granted on July 1, 2019 to Mr. Yu that vest in two equal installments on July 1, 2022 and 2023, if the executive continues to provide services to the Company.

Does not include 26,550, 5,400, 7,650 and 7,650 shares of Common Stock subject to RSUs granted on February 19, 2020 to Messrs. Lu, Whitmire, Tang and Ms. Holland, respectively, that vest in two equal installments on February 19, 2023 and 2024, if the executive continues to provide services to the Company.

Does not include 14,750, 3,000, 4,250 and 4,250 shares of Common Stock subject to RSUs granted on February 21, 2019 to Messrs. Lu, Whitmire, Tang and Ms. Holland, respectively, that vest in two equal installments on February 21, 2023 and 2024, if the executive continues to provide services to the Company.

Does not include 600 and1,000 shares of Common Stock subject to RSUs granted on July 2, 2018 to Messrs. Whitmire and Yu, respectively, that vest on July 2, 2022, if the executive continues to provide services to the Company.

For further discussion on the operating income performance goal and service condition related to these grants, see “Compensation Discussion and Analysis – Principal Components of Compensation - Long-Term Incentive (LTI) Plan.”

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PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors shall be determined from time to time by the Board, but may not be less than five nor more than seventeen. Currently, the Board consists of eight members. Mr. C.H. Chen will not be standing for reelection at the Meeting and, accordingly the Board has reduced the number of directors to seven as of the commencement of the Meeting. The Company’s Bylaws further provide for the election of each director at each annual meeting of stockholders.

The persons nominated have been nominated for election to the Board to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. All nominees are currently directors of the Company, and all nominees have indicated their willingness to serve. Unless otherwise instructed, proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable or unwilling to serve as a director, proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

The Company’s Corporate Governance Guidelines provides that a member of the Board will not be eligible to stand for re-election to the Board after attaining the age of 75 provided that the Board may waive the requirement for up to five years for any director. Prior to the date of this Proxy Statement, Mr. Keh-Shew Lu and Mr. Michael R. Giordano attained the age of 75, and the Board waived this requirement to allow them to be eligible to stand for re-election to the Board at the Meeting.

The seven nominees who receive the highest number of affirmative votes will be elected. The Board has adopted a policy requiring that in an uncontested election (such as the election held at the Meeting), each nominee will submit an irrevocable resignation promptly following the election if he or she fails to receive a majority of votes cast. An uncontested election means that there are as many candidates standing for election as there are vacancies on the Board. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes “WITHHELD.” See “Corporate Governance – Director Resignation Policy.”

None of the nominees were selected pursuant to any arrangement or understanding, other than that with the directors of the Company acting within their capacity as such. There are no family relationships among the directors of the Company as of the date hereof, and, except as set forth below, as of the date hereof, no directorships are now, or in the past five years have been, held by any director in a company that has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The following table and discussion sets forth certain biographical information concerning the nominees of the Company as of the Record Date:

Nominees	Age	Position with the Company	Director Since
Keh-Shew Lu	75	Chairman of the Board, President and Chief Executive Officer, and Director	2001
Michael K.C. Tsai	68	Lead Director	2010
Angie Chen Button	68	Director	2021
Warren Chen	72	Director	2020
Michael R. Giordano	75	Director	1990
Peter M. Menard	68	Director	2018
Christina Wen-Chi Sung	68	Director	2017

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Board Diversity

In accordance with Nasdaq Listing Rule 5605(f), the following chart sets forth certain self-identified personal demographic characteristics of the nominees.

Total Number of Director Nominees	7
	Female	Male
Part I. Gender Identity
Directors	2	5

Part II. Demographic Background
Asian	2	3
White	–	2

Keh-Shew Lu

Chairman, President, and Chief Executive Officer

Member, Risk Oversight Committee

Dr. Lu was elected Chairman of the Board in May 2020 and appointed President and Chief Executive Officer of the Company in June 2005 after serving on the Board since 2001. Dr. Lu is also a board member of Lite-On Technology Corporation and Nuvoton Technology Corporation, two publicly held companies. Dr. Lu is the founding Chairman of the Asian American Citizen’s Council. From 2001 to 2005, Dr. Lu was a partner of the WK Technology Venture Fund. From 1998 to 2001, Dr. Lu served as Senior Vice President and General Manager of Worldwide Mixed-Signal and Logic Products of Texas Instruments (“TI”). His responsibilities included all aspects of the analog, mixed-signal and logic products for TI’s worldwide business, including design, process and product development, manufacturing and marketing. From 1996 to 1998, Dr. Lu was the manager of TI’s worldwide memory business. In addition, he served as the President of TI Asia from 1994 to 1997 where he supervised all of TI activities in Asia, excluding Japan. Dr. Lu holds a bachelor’s degree in Electrical Engineering from the National Cheng Kung University in Taiwan, and a master’s degree and a doctorate in Electrical Engineering from Texas Tech University.

Having worked in the semiconductor industry for more than 40 years and, particularly, having served in various managerial and senior executive capacities at TI, Dr. Lu possesses a wealth of semiconductor management experience. Dr. Lu is also an experienced board leader and member, having served for many years on behalf of several public and private companies.

Michael K.C. Tsai

Lead Director

Chair, Compensation Committee

Chair, Governance and Stockholder Relations Committee

Mr. Tsai joined and co-founded Powerchip Semiconductor Corp. in 1994, and with the company’s growth has held various positions as Senior VP, President, and Vice Chairman. He has acted as Chairman of the Board of several companies that Powerchip held equity positions in: Nexchip Semiconductor Corp., a joint venture in China, since April 2020; AP Memory Technology Corp. since 2017; Maxchip Electronics Corp. from 2008 to April 2019; Zentel Electronics Corp. from 2010 to 2016; and uPI Semiconductor Corp. from 2007 to 2011. He was also the Chairman of the Board and the Chief Executive Officer of Elitegroup Computer Systems, Inc. from 1991 to 1994; a partner of Tailink Venture Corp. from 1990 to 1994; the President and Chief Executive Officer of Esprit Systems, Inc. from 1989 to 1990; and held numerous executive positions in sales, marketing, planning, and general management with the Acer Group from 1978 to 1988. He has further been a director on the board of the Taiwan Semiconductor Industry Association since 2000 through the present. Mr. Tsai began his career as an electronic design engineer with Tatung Corp. in 1977. Mr. Tsai received his bachelor’s degree in Control Engineering and Computer Science from National Chiao-Tung University in Taiwan in 1975.

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Mr. Tsai’s decades of experience serving on the boards of numerous technology and semiconductor companies, and holding various management positions in companies in the technology and semiconductor industry, provide an insightful view of the semiconductor industry to the Board. Mr. Tsai also brings a range of boardroom experience and corporate governance knowledge to further strengthen the operation of the Board.

Angie Chen Button

Director

Member, Audit Committee

Member, Governance and Stockholder Relations Committee

Ms. Button has served as a representative in the State of Texas House of Representatives since 2009. The only Asian American Woman legislator in Texas, she currently chairs the International Relations and Economic Development Committee, and has previously served as Chair of the Urban Affairs Committee, as Chair of the Economic and Small Business Development Committee, as Vice Chair of the Technology Committee, sat on the Appropriations (Budget) Committee, and has sat and currently serves on the Ways and Means (Taxation) Committee. A CPA, Ms. Button worked for Texas Instruments for over 30 years in various auditing, finance, business development, procurement, and international marketing positions. She also served on the Audit Committee of the Dallas Area Rapid Transit Board. During 2021, Texas Monthly named Ms. Button as a “Top 10 Best Legislator” and the Texas Association for the Education of Young Children awarded her as its “Elected Official of the Year.” As a state representative, she brings experience and connections in dealing with government officials and business leaders, including promoting international business and trade.

Ms. Button received her bachelor’s degree in Accounting from National Taiwan University in 1976, her master’s degree in Public Finance from National Chengchi University in 1978, and her master’s degree in Management Science from University of Texas at Dallas in 1980. Ms. Button is a co-founder of the DFW Asian American Citizens Council. Ms. Button is not related to Mr. C.H. Chen or Mr. Warren Chen.

Warren Chen

Director

Member, Compensation Committee

Member, Governance and Stockholder Relations Committee

Member, Risk Oversight Committee

Mr. Warren Chen has been a member of the Board of Lite-On Technology Corp. (“LTC”) since 2002 and was promoted to President of the Lite-On Group in 2010. He was named Vice Chairman and Group CEO of LTC since 2014 and stepped down on July 31, 2020. He joined the Lite-On Group in 1983 and has served in positions of increasing responsibility, including as Group Deputy CEO and Core Investment CEO from 2006 to 2010, Deputy CEO of LTC from 2000 to 2006, President of Taiwan Lite-On Electronics Inc. from 1992 to 2000, Senior Vice President of Lite-On Inc. and Production Manager of Compound Semi, Inc. (CA). Prior to joining the Lite-On Group, from 1975 to 1983, Mr. Warren Chen served as

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manufacturing superintendent for TI Taiwan. Mr. Warren Chen holds a bachelor’s degree in Chemical Engineering from Chinese Culture University. See “Certain Relationships and Related Person Transactions – Relationships and Transactions.”

Mr. Warren Chen’s approximately 45 years of management experience in the electronics industry and the global supply chain provides the Board with perspective on the future trends and challenges in the semiconductor industry. Mr. Warren Chen is not related to Ms. Angie Chen Button or Mr. C.H. Chen.

Michael R. Giordano

Director

Chair, Audit Committee (Audit Committee Financial Expert)

Mr. Giordano, CIMA, retired October 6, 2021 as Associate Director, Senior Wealth Strategy Associate at the private-banking firm of UBS Financial Services, Inc., having previously served as Senior Vice President-Investment Consulting from when UBS AG acquired PaineWebber, Inc. in 2000 until 2017. PaineWebber, Inc. had acquired his previous employer, Kidder Peabody and Co., Inc., by whom he was employed since 1979. Mr. Giordano advised corporations, foundations, trusts, and municipal governments in investments and finance. Mr. Giordano has served as a board member of Rosalind Inc., a private San Diego genomic analysis company, since July 2017. He currently serves as board advisor to MetaMedia Technology, an entertainment distribution company, since December 2020. He served as Chairman of the Board and the Chief Executive Officer of the Leo D. Fields Co. from 1980 to 1990, when GWC Holdings acquired it. From 2001 to 2003, he served as a board member of Professional Business Bank, a publicly traded corporation. Formerly a Captain and pilot in the United States Air Force, Mr. Giordano received his bachelor’s degree in Aerospace Engineering from California State Polytechnic University and his master’s degree in Business Administration from the University of Utah. Mr. Giordano also completed post-graduate work in International Investments at Babson College and is certified by the Investment Management Consultants Association. He is also certified by the John E. Anderson Graduate School of Management, University of California at Los Angeles as a Corporate Director, having demonstrated understanding of directorship and corporate governance.

Mr. Giordano is an experienced leader who has worked in the financial sector for more than 42 years and possesses the skills necessary to lead the Company’s Audit Committee. Having been with UBS Financial Services, Inc. (and its predecessors) since 1979, he has advised numerous public, private, profit, and non-profit organizations in investments and finance. Mr. Giordano’s experience provides the Board with knowledge in financial and accounting matters.

Peter M. Menard

Director

Member, Audit Committee

Member, Governance and Stockholder Relations Committee

Mr. Menard practiced securities law from 1979 until 2018. From 1998 until his retirement in 2018, Mr. Menard was a partner with the international law firm of Sheppard, Mullin, Richter & Hampton, LLP where his principal areas of practice were corporate governance, securities law compliance, and corporate transactions. He has been a member of the Executive Committee of the Business Law Section of the California Lawyers Association (“BLS”), a Chair of the Corporations Committee of the BLS, Chair of the Business & Corporations Section of the Los Angeles County Bar Association, and an adjunct professor at University of Southern California Gould School of Law where he taught a course in securities regulation. Mr. Menard is a member of the Board of Directors and a member of the Governance Committee and the Audit Committee of Huntington Medical Research Institutes. He received a bachelor’s degree in Mathematics from Santa Clara University in 1974 and a master’s degree in Mathematics in 1976 and J.D. in 1979 from the University of Michigan.

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Mr. Menard has more than 40 years of experience representing publicly traded companies. He brings extensive experience in corporate governance, securities law compliance, corporate social responsibility, shareholder engagement, financial reporting, and executive compensation. He has served of the Board of Directors of multiple nonprofit entities.

Christina Wen-Chi Sung

Director

Member, Audit Committee

Member, Compensation Committee

Ms. Sung served as the Chairman of the Taipei Financial Center Corporation, the management company for Taipei 101, the world’s tallest green building, from 2012 to 2015. She previously served as a Director for Arcadyan Technology Corporation from 2012 to 2014 and Independent Director for Lite-On IT Corporation from 2009 to 2013. She was also the head of the HSBC Asset Management Group (Taiwan) from 2004 to 2006 and the co-CEO of JP Morgan Chase (Taiwan) in 2003. Ms. Sung has over 20 years of experience working in the financial investment industry in Taiwan, during which she has earned numerous accolades, including: inclusion in the 2019 Most Influential Corporate Directors list by WomenInc. Magazine, the 2003 Most Influential Business Woman of the Year by Taiwan Commonwealth Magazine, the 2002 Montblanc Business Woman of the Year, the 1998 Best CEO of the Securities Industry in Taiwan by the Securities and Futures Development Foundation Golden Goblet Awards, and 1998 Outstanding Business Woman in Taiwan by the Chinese Business Woman’s Association.

Ms. Sung brings extensive directorship and business experience to the Board, and she continues to serve on multiple nonprofit boards, including as a director of Feng Chia University. After retiring from Taipei 101, she founded Social Welfare and Social Enterprise Revolving Trust (“SERT”) at the end of 2015, which is aimed at providing financial support and management to non-profit organizations and social enterprises in Taiwan. SERT has been awarded by the government for two consecutive years for its special contribution to the related sector. Ms. Sung received her bachelor’s degree in English language and literature from Soochow University in 1976 and her master’s degree in Executive Management of Business Administration from National Cheng-chi University in 2003.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE SEVEN NOMINEES TO THE BOARD SET FORTH ABOVE.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Stockholder Relations Committee and the Risk Oversight Committee (the “Committees”). Each Committee consists of three or more directors who serve at the discretion of the Board. The Board usually makes Committee and Committee chair assignments annually at its meeting immediately following the Company’s annual meeting of stockholders. The current composition of each Committee is as follows:

Directors	Audit Committee	Compensation Committee	Governance and Stockholder Relations Committee	Risk Oversight Committee
Keh-Shew Lu				Member
C. H. Chen (1)(3)				Chair
Angie Chen Button (1)	Member		Member
Warren Chen (1)		Member	Member	Member
Michael R. Giordano (1)	Chair (2)
Peter M. Menard (1)	Member		Member
Christina Wen-Chi Sung (1)	Member	Member
Michael K.C. Tsai (1)		Chair	Chair

(1) Independent director (as determined by the Board under the rules of The NASDAQ Stock Market LLC (“Nasdaq”) and, in the case of members of the Audit Committee, the rules of the SEC).

(2) Qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

(3) Mr. C.H. Chen is not standing for reelection at the Meeting.

Director Independence

The Board has determined that seven of the eight current directors (all directors other than Dr. Lu, our Chairman, President and Chief Executive Officer) are “independent directors” as shown in the above table, and as the term “independent director” is defined under the rules of Nasdaq. The Board also has determined that each member of its Audit Committee, Compensation Committee and Governance and Stockholder Relations Committee meets the applicable independence requirements prescribed by Nasdaq and the SEC.

In making its independence determinations with regard to Dr. Lu, the Board considered the relationships described under “Certain Relationships and Related Person Transactions – Relationships and Transactions.”

Audit Committee

The Audit Committee makes recommendations to the Board regarding the engagement of the Company’s independent registered public accounting firm, reviews the plan, scope and results of the audit, reviews the Company’s policies and procedures with the Company’s management concerning internal accounting and financial controls, and reviews changes in accounting policy and the scope of non-audit services which may be performed by the Company’s independent registered public accounting firm. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company’s employees. The “Audit Committee Report” section of this Proxy Statement describes in more detail the Audit Committee’s responsibilities, particularly with regard to the Company’s financial statements and its interactions with the Company’s independent registered public accounting firm.

The Board has determined that each member of the Audit Committee is “independent” as that term is defined under the rules of Nasdaq and the SEC, and is able to read and understand fundamental financial statements. The Board also has determined that Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

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Compensation Committee

The Compensation Committee makes recommendations to the Board regarding compensation, benefits and incentive arrangements for the Chief Executive Officer and other officers and key employees of the Company. The Compensation Committee will administer the 2022 Equity Incentive Plan and also administers the 2013 Equity Incentive Plan (the “2013 Plan”), the 2001 Omnibus Equity Incentive Plan (the “2001 Incentive Plan”), the Company’s 401(k) profit sharing plan (the “401(k) Plan”) and the Company’s nonqualified deferred compensation plan. The Board has determined that each member of the Compensation Committee is “independent” as that term is defined under the rules of Nasdaq.

Governance and Stockholder Relations Committee

The principal purposes of the Governance and Stockholder Relations Committee (the “Governance Committee”) are to help ensure that the Board (i) identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board, and (ii) selects the nominees for election at the next annual meeting of stockholders. The Board has determined that each member of the Governance Committee is “independent” as that term is defined under the rules of Nasdaq.

Risk Oversight Committee

The Risk Oversight Committee assists the Board in overseeing the Company’s risk management process by (i) overseeing the Company’s efforts to align its management of risks with its strategic objectives, (ii) overseeing the establishment and implementation of a risk oversight framework, and (iii) reviewing the effectiveness of the risk oversight framework in the identification, assessment, monitoring, management and disclosure of significant risks. The Risk Oversight Committee’s oversight provides reasonable assurance that processes are in place to identify, assess, monitor, manage and disclose risks that may have a material adverse effect on the achievement of the Company’s strategic objectives.

Charters of the Committees

All four Committees operate pursuant to written charters, current copies of which are available on the Company’s website, at www.diodes.com, in the “Investors – Corporate Governance” section.

MEETINGS OF THE BOARD AND COMMITTEES

The following table represents the number of meetings and actions taken by written consent of the Board and the Committees in 2021:

	Meetings Held	Action by Written Consent
Board	4	7
Audit Committee	5	1
Compensation Committee	2	3
Governance and Stockholder Relations Committee	2	2
Risk Oversight Committee	2	–

All current directors attended at least 75% of the total number of meetings of the Board and Committees on which each served held during the period he or she served in 2021.

It is the policy of the Company to require Board members to attend the annual meetings of stockholders, if practicable. Each director attended the 2021 annual meeting of stockholders.

BOARD LEADERSHIP STRUCTURE

The Chairman of the Board conducts each Board meeting and sets the agenda of each Board meeting after consulting with the Vice Chairman of the Board, the independent lead director ("Lead Directory") and members of the Board. The Chairman of the Board also has the responsibility to establish effective communications with the Company’s stakeholders, including stockholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. The Vice Chairman of the Board has the responsibility to assist the Chairman of the Board in fulfilling these responsibilities.

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The Board determined that the appointment of a Lead Director would be appropriate in order to strengthen Board oversight, share certain responsibilities, and facilitate communication, between our Chairman and our independent directors, and continue to follow best practices in corporate governance. The duties of the Lead Director are to preside at executive sessions of the independent directors, serve as principal liaison between the independent directors and the Chairman, work with the Chairman to set and approve the schedule and agenda for meetings of the Board and its committees, direct the retention of advisors and consultants who report directly to the Board, serve as liaison for consultation and communication with stockholders, oversee the annual evaluation of our Board and its committees and evaluate, in cooperation with the Compensation Committee and all members of the Board, the Chief Executive Officer's performance.

NOMINATING PROCEDURES AND CRITERIA AND BOARD DIVERSITY

Among its functions, the Governance Committee considers and approves nominees for election to the Board. In addition to the candidates proposed by the Board or identified by the Governance Committee, the Governance Committee considers candidates for director suggested by stockholders provided such recommendations are made in accordance with the procedures set forth under “Proposals of Stockholders and Stockholder Nominations for 2023 Annual Meeting.” Stockholder nominations that comply with these procedures and meet the criteria outlined below will receive the same consideration that the Governance Committee’s nominees receive.

Essential criteria for all candidates considered by the Governance Committee include the following:

•
integrity and a commitment to ethical behavior;
•
personal maturity and leadership skills in industry, education, the professions, or government;
•
independence of thought and willingness to deal directly with difficult issues;
•
fulfillment of the broadest definition of diversity, seeking diversity of thought; and
•
broad business or professional experience, with an understanding of business and financial affairs, and the complexities of business organizations.

In evaluating candidates for certain Board positions, the Governance Committee evaluates additional criteria, including the following:

•
technical expertise in engineering, chemistry, solid state physics or electronics;
•
senior management experience and expertise, especially from leadership roles in semiconductor, information technology or electronics corporations;
•
financial or accounting expertise, generally and as necessary to fulfill the financial requirements of the SEC and Nasdaq regulations;
•
leadership experience in other industries to help the Company better understand the care-abouts in key, targeted industries; and
•
experience in investment banking, commercial lending or other financing activities.

In selecting nominees for the Board, the Governance Committee evaluates the general and relevant specialized criteria set forth above prior to commencement of the recruitment process, determines whether a nominee fulfills the independence requirements of the SEC and Nasdaq, evaluates recommendations received from other existing members of the Board, reviews the education of the nominee, evaluates the quality of experience and achievement of the nominee, reviews the nominee’s current or past membership on other companies’ boards, determines that the nominee has the ability and the willingness to spend the necessary time required to function effectively as a director (except in extraordinary circumstances, no director shall serve on the board of more than four other public companies), and determines that the nominee has a genuine interest in representing the stockholders and the interests of the Company overall.

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If the Governance Committee is evaluating a nominee for re-election, the Governance Committee will review the nominee’s performance, including the following: availability for and attendance at meetings; contribution to Board processes such as information gathering and decision making; accessibility for communication with other directors and management; participation in Committee activities; depth of knowledge of the Company and its industry; the Company’s performance during the nominee’s previous term, in light of the role played by the Board and the nominee in guiding management; and any specialized expertise or experience that has contributed or may contribute to the functioning of the Board or the success of the Company.

The Governance Committee believes that the Board should include individuals with a broad range of relevant professional expertise, experience and education and reflect the diversity and cultural and geographical perspectives of the Company’s employees, customers and suppliers.

The Governance Committee, as well as the full Board, has recommended the Board’s nominees for election at the Meeting. Stockholders have not proposed any candidates for election at the Meeting.

DIRECTOR RESIGNATION POLICY

Under the Company’s director resignation policy, promptly following the receipt of the final report from the Inspector of Elections relating to an election of directors of the Company (other than elections in which the number of nominees exceeds the number of directors to be elected), any nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election, will tender his or her resignation for consideration by the Board. Subject to certain conditions, the Governance Committee will meet to consider the tendered resignation and make a recommendation to the Board concerning the action, if any, to be taken with respect to the director’s resignation.

The Board will consider and act upon the Governance Committee’s recommendation within 90 days of certification of the vote at the Meeting. In considering the director’s resignation, the Governance Committee and the Board will consider all factors they deem relevant, including, without limitation, the underlying reason for the vote result, if known, the director’s contributions to the Company during his or her tenure, and the director’s qualifications. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Within four business days of the decision regarding the tendered resignation, the Company will file with the SEC a report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the chair of our Audit Committee, our Compensation Committee, our Governance Committee or our Risk Oversight Committee or with our independent directors individually or as a group, by writing to any such person or group c/o Corporate Secretary, Diodes Incorporated, 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024.

Communications are distributed to the Board, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, including, but not limited to, the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; résumés and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, provided that any communication that is not distributed will be made available to any independent director upon request.

Communications that include information that would be better addressed by the Company’s ethics and compliance hotline, which reports to the Audit Committee at (855) 316-2192, will be delivered to the Audit Committee.

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COMPENSATION OF DIRECTORS

The following table sets forth the compensation of each director, who is not a NEO, for service in 2021:

Name (a)	Fees Earned or Paid in Cash ($) (b)	RSUs ($) (1) (2) (c)	Stock Options ($) (1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
C.H. Chen (3)	92,100	319,983	—	—	—	—	412,083
Angie Chen Button	61,450	189,731	—	—	—	—	251,181
Warren Chen	80,000	189,731	—	—	—	—	269,731
Michael R. Giordano	100,000	189,731	—	—	—	—	289,731
Peter M. Menard	90,000	189,731	—	—	—	—	279,731
Christina Wen-Chi Sung	100,000	189,731	—	—	—	—	289,731
Michael K.C. Tsai	100,000	189,731	—	—	—	—	289,731

(1) These amounts reflect the value determined by the Company for financial accounting purposes for these awards and do not reflect whether each director has actually realized a financial benefit from the awards. The value of the equity awards in column (c) and (d) is based on the grant date fair value calculated in accordance with the amount recognized for financial statement reporting purposes. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for RSUs are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. See Note 14, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2022, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. All equity awards vest in four equal annual installments.

(2) Under the Company’s 2021 director compensation arrangements, each non-employee director listed in the table above was granted an award under the 2013 Equity Incentive Plan of 2,520 RSUs on January 29, 2021, except Mr. C.H. Chen, who was granted an award 4,250 RSUs. The per-share closing price of our Common Stock on January 29, 2021 was $70.79.

(3) Mr. C.H. Chen is not standing for reelection at the Meeting.

The following table shows the aggregate number of shares underlying outstanding RSUs and outstanding stock options held by non-employee directors as of December 31, 2021:

Name	RSUs (#)	Stock Options (#)
C.H. Chen (3)	23,200	—
Angie Chen Button	2,520	—
Warren Chen	5,220	—
Michael R. Giordano	8,295	—
Peter M. Menard	8,295	—
Christina Wen-Chi Sung	8,295	—
Michael K.C. Tsai	8,295	—

Since 2007, each non-employee director of the Company has received a quarterly retainer of $20,000, the Chairman of the Audit Committee has received an additional $5,000 quarterly retainer, and each other member of the Audit Committee has received an additional $2,500 quarterly retainer. Beginning in 2022 the quarterly retainers for the Chairman of the Audit Committee and the Lead Director will be adjusted from $5,000 to $10,000.

In addition, the following amounts of RSUs, which vest in four equal annual installments commencing on the first anniversary of the date of grant, have historically been granted to each non-employee director on an annual basis: Vice Chairman: 14,700 shares; and all other directors: 4,300 shares. During 2021 the Board decreased the RSU grant amount and the following amounts of RSUs were granted, which vest in four equal annual installments commencing on the first anniversary of the date of grant: Vice Chairman: 4,250 shares; and all other directors: 2,520 shares. The Board may in its

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discretion modify such director compensation arrangements in the future. For additional information see, “Certain Relationships and Related Person Transactions – Relationships and Transactions.”

Compensation Committee Interlocks and Insider Participation

During 2021, the Compensation Committee consisted of three directors: Michael K.C. Tsai (Chairman), Warren Chen and Christina Wen-Chi Sung. During 2021, no executive officer of the Company served on the compensation committee (or equivalent) of the board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

CORPORATE POLICIES

Anti-Hedging Policy

The Company’s insider trading policy prohibits all executive officers and directors of the Company from engaging in any hedging or monetization transactions involving the Company’s securities, including zero cost collars, forward sale contracts, and trading in options, puts, calls, or other derivative instruments related to the Company’s Common Stock. To the best of the Company’s knowledge, no executive officers or directors of the Company currently are parties to a hedge with respect to any shares of Common Stock of the Company.

Anti-Pledging Policy

The Company’s insider trading policy prohibits executive officers and directors from pledging the Company’s securities. Acquiring Company shares on margin also is prohibited. To the best of the Company’s knowledge, no executive officers or directors of the Company currently are parties to a pledge of any shares of the Common Stock of the Company.

Short-Selling Policy

Directors and executive officers are prohibited from selling the Company’s equity securities “short” (i.e., the sale of a security that is not owned and must be borrowed to complete the sale) or “selling short against the box” (i.e., the sale of a security that is currently owned but is not delivered against such sale within twenty days thereafter, or is not within five days after such sale deposited in the mails or other usual channels of transportation and the sale is completed with borrowed shares). To the best of the Company’s knowledge, no executive officers or directors of the Company currently are parties to any short-selling transactions with respect to any shares of Common Stock of the Company.

Stock Ownership Policy

Stock Ownership Policy for Directors. The Company’s stock ownership policy provides that all non-employee directors are required to acquire (and thereafter throughout the term of appointment maintain ownership of) a minimum number of shares of Common Stock with a value equal to three times the annual retainer received by them as directors within five years of the later of (1) the adoption of this stock ownership policy, or (2) their respective appointment or initial election. All of the directors are currently or are expected to be in compliance with our stock ownership policy in accordance with the time frame requirements.

Stock Ownership Policy for Executive Officers. The Company’s stock ownership policy provides that all individuals holding the positions with the Company listed below are required to acquire (and thereafter throughout the term of employment maintain ownership of) a minimum number of shares of Common Stock with a value equal to the multiple of such executive officer’s annual base salary (excluding bonus) within five years of the later of (1) the adoption of this stock ownership policy, or (2) their respective appointment (other than a newly-appointed Chief Executive Officer, who has seven years to comply), as follows:

Position	Multiple of Salary
Chief Executive Officer of the Company	Six times annual base salary (excluding bonus)
Senior Vice President or Vice President	Two times annual base salary (excluding bonus)

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All of the executive officers are currently or are expected to be in compliance with our stock ownership policy in accordance to the time frame requirements.

For purposes of this stock ownership policy, stock ownership includes any shares owned by an executive officer or director or his or her immediate family members or held by him or her as part of a tax or estate plan in which the executive officer or director retains beneficial ownership. The value of shares held is calculated once per year, on the last business day of the fiscal year. For purposes of determining compliance with this stock ownership policy, “value” means an assumed per share value based on the closing price of Common Stock on the last business day of the fiscal year. An executive officer or director subject to this stock ownership policy is not required to acquire shares of Common Stock in accordance with this policy if acquisition at such time would result in a violation of the Company’s insider trading policy, in which event the executive officer or director is required to comply with this stock ownership policy as soon as reasonably feasible thereafter. A hardship exception is available at the discretion of the Compensation Committee, but no exceptions have been solicited or granted to date.

If any executive officer or director is determined to own less than the minimum number of shares of Common Stock, such executive officer or director shall have the two open periods after the two subsequent “Blackout Periods” to obtain the minimum number of shares of Common Stock. Blackout Period is (i) a period starting on the fifteenth day of the third month in the first calendar quarter and the period starting on the first day of the third month in the second, third and fourth calendar quarters (i.e. March 15, June 1, September 1, December 1) and ending two business days after earnings for that quarter have been publicly released (trading of the Company’s securities can begin on the third day after announcement); and (ii) any other period of significant corporate activity designated from time to time by the Company.

Stock Retention Policy

In addition to the stock ownership policy described above, under which each executive officer or director must maintain a certain multiple of his or her annual base salary or annual retainer throughout the term of employment or appointment, each executive officer or director who acquires shares of our Common Stock through the exercise of a stock option is required to retain 33% of the “net” shares acquired (i.e., net of the tax impact of the stock option exercise) until the earlier to occur of the first anniversary of the date of exercise or the date the individual ceases to be an executive officer or director. This stock retention policy applies to all stock option grants awarded to executive `

In the event the Company is required to restate any interim or annual financial statement filed with the SEC to correct an accounting error due to the material noncompliance of the Company, as a result of misconduct (as defined), with any financial reporting requirement under the federal securities laws, the Board, or any committee of independent directors (as defined in Nasdaq Rule 5605(a)(2)) appointed by the Board (“Independent Committee”), shall review each performance-based award (as defined) paid or granted to or exercised by each covered person (as defined) during the covered period (as defined).

If the Board or the Independent Committee shall determine, in its sole discretion, that (1) a covered person has committed misconduct and (2) the payment, grant, amount, value or vesting during the covered period of any performance-based award would have been different had it been determined, in whole or in part, based on the achievement of the financial results as subsequently restated, then the Board or such Independent Committee may take such actions as it deems appropriate, to recoup any portion of any such performance-based award that would not have been awarded to the covered person had the financial results been properly reported. The Company shall not take any action more than three years after the end of the covered period.

A copy of each such corporate policy is available on the Company’s website, at www.diodes.com, in the “Investors – Corporate Governance” section.

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CORPORATE SUSTAINABILITY

Corporate Social and Environmental Responsibility (“CSER”) Statement

The commitment to sustainability is represented in the Company's core values of integrity, commitment, and innovation. The Company strives for environmental sustainability, social responsibility, responsible sourcing, business ethics and compliance, corporate citizenship, and employee volunteerism to have a sustainable operation and a long-term, positive impact on our stakeholders: investors, customers, employees, suppliers, and our communities.

The Company adopt a stakeholder-oriented approach to governance and are committed to conducting an ethical, lawful, profitable, and sustainable business that creates value over the long term. The Company is not actively or directly involved in any political advocacy or lobbying groups nor does the Company provide financial contributions to political organizations. Our engagements on these issues are mainly through industry associations that the Company supports together with our industry peers, or through community engagement with non-profit organizations.

Through our extensive sales and distribution network the Company provide customers around the globe with a broad portfolio of innovative, energy-efficient, and eco-friendly products. It is our firm belief that our stakeholders’ well-being is supported by sustainability considerations, and such considerations are integral to our ongoing organizational success and operational resilience.

As a participant in the global community, the Company recognizes the impact it has on the communities in which its employees, customers, suppliers and other stakeholders live and work. By living our core values – integrity, commitment, and innovation - continuously through our actions in the way the Company conducts business and interacts with its stakeholders, the Company upholds its commitment to be a responsible corporate citizen and positive contributor to our global community. The Company adheres to responsible and ethical business practices and strives to contribute back to its communities.

The Company is committed to a safe and healthy workplace for all our employees and values diversity and inclusion as it contributes to its competitiveness in the global marketplace. The Company is dedicated to ensuring that our employees, customers and suppliers are treated with dignity and respect. In addition to compliance with applicable laws and regulations of the countries in which the Company operates, we also look for opportunities to contribute to the well-being of the communities which we serve.

Environmental Sustainability

Environmental Policy

The Company designs, manufactures, and delivers high-quality semiconductor products to the world’s leading companies in the consumer electronics, computing, communications, industrial, and automotive markets. Our expanded product portfolio of broad discrete, logic, analog, and mixed-signal semiconductor markets and leading-edge packaging technology are developed to meet our customers’ needs, and we are committed to continual improvement. Our worldwide operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-volume, high-growth markets.

Our commitments to environmental sustainability as a responsible corporate citizen are to:

•
protect the health and safety of our employees and partners on a worldwide basis;
•
comply with regulatory and other requirements;
•
use natural resources, energy, and materials efficiently and reduce consumption where possible;
•
substitute sustainable resources in place of non-renewable resources;
•
recycle materials wherever practical and economically reasonable;

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•
minimize waste and dispose of waste safely and responsibly;
•
implement specific measures to prevent and minimize hazards to humans and the environment including pollution prevention; and
•
consult with and encourage the participation of all employees.

The Company recognizes that environmental responsibility is integral to producing world-class products. We understand the impact our operations have on the environment, the community, as well as the health and safety of our employees, contractors, and suppliers. We are committed to ensuring environmentally sustainable business practices and to help minimize the environmental impact of our supply chain. We expect our suppliers and vendors to also subscribe to standards and commitments described in these policies so that we collectively manage a responsible supply chain.

As such, the Company has based its Code of Conduct on the Responsible Business Alliance (RBA) Code of Conduct, formerly the Electronic Industry Citizenship Coalition (EICC), to ensure that business operations are environmentally responsible and compliant, at a minimum, with applicable environmental laws and regulations of the countries in which they have operations. Diodes’ direct suppliers are expected to implement the Code of Conduct as well as an adequate management system to ensure continued compliance with this code.

Diodes' internal manufacturing sites are certified to the ISO 14001 environmental management system standard. The expectation for external suppliers is to be ISO 14001 certified as well or, at a minimum, to submit a plan to become certified.

We enforce rigorous product compliance with the EU Directive regarding the Restriction of Hazardous Substances (RoHS) 2011/65/EU and the REACH Directive 2006/1907 on the Registration, Evaluation, Authorization and Restriction of Chemicals. We provide customers with information on the chemical composition of the materials used in our products, as further described in our master Certificate of Compliance (master CofC).

•
all products of the Company, including its subsidiaries, are REACH compliant. Where substances of very high concern (SVHCs) are contained in the Company's products, they are listed in our master CofC and either registered for usage, exempt from registration requirements, or present as impurities;
•
all products of the Company, including its subsidiaries are RoHS compliant. Some use exemptions to enable their compliance. These are listed in our master CofC; and
•
RoHS compliance is indicated on shipping labels that are attached on packing materials, such as reels and shipping boxes.

Diodes is also committed to conflict-free sourcing of tin, tantalum, tungsten, and gold—which are widely used in manufacturing in the semiconductor industry. These metals are derived from minerals that have a variety of sources around the world. One potential source has historically been the Eastern region of the Democratic Republic of Congo (DRC). That region is currently the site of armed conflict, and mining profits by local military groups there are reportedly contributing to human rights abuses, environmental damage, and theft from DRC citizens. Diodes Incorporated requires its suppliers to undertake reasonable due diligence with their supply chains to assure that these metals are not being sourced from the DRC or adjoining countries, unless they are purchased from smelters or refiners that are listed as “conflict-free” on the Responsible Minerals Initiative (RMI) website. Diodes Incorporated has surveyed its relevant suppliers of components and raw materials concerning the origins of these metals. The result of this survey, in the form of the RMI/CFSI reporting template, can be found in our Conflict Minerals Report.

Resource Conservation Efforts

We intend to protect and preserve the environment and provide a safe and healthy workplace for all employees. We are committed to the continual improvement of environmental protection and health and safety performance, as well as

21 Diodes Incorporated

compliance with all applicable laws, regulations, permits, internal worldwide standards, and other social responsibility requirements to which we subscribe. We recognize the impact of our business operations on the environment, the ecosystem, and the communities in which we work and our employees reside. Consistent with our commitment to environmental stewardship, and as reflected in our company Code of Conduct, we have policies and processes in place that incorporate assessment of environmental impact as part of our business decision making process. With a continual focus on resource use efficiencies, we re-use and recycle resources where possible, and we also adopt the following measures to provide an ecofriendly working environment:

•
Deploy light sensors in conference rooms, communal areas and individual offices;
•
Use mercury-free light tubes;
•
Deploy time clocks on building lighting and HVAC systems;
•
Deploy time clocks on hot water boilers with reduced temperature settings from 210°F to 190°F / 98.8°C to 87.7°C. Water from these boilers is used to heat the building as well as supply sinks and showers;
•
Reduce paper usage through various electronic document storage and management systems;
•
Reduce paper waste through double-sided printing default setting via our multifunction printers;
•
Reduce energy consumption via the sleep mode and timer setting in our ecofriendly printers;
•
Reduce energy consumption via consolidated servers and removal of excess servers;
•
Use recycled water for our landscaping and environment-friendly landscaping fertilizer;
•
Use environmentally-friendly janitorial supplies;
•
Reduce landfill trash through office recycling programs and minimize use of Styrofoam™ cups;
•
Reduce travel through the increased use of videoconferencing technologies; and
•
Evaluate installation of onsite electric vehicle charging stations.

SOCIAL RESPONSIBILITY

Response to COVID-19

The Company operates in many parts of the world and sees the impact COVID-19 has on communities where our employees and stakeholders live and work. As we navigate through this unprecedented time, we are committed to protecting our employees and stakeholders and supporting our workforce and communities.

The health and well-being of our employees continues to be our top priority. We have changed our business practices to include:

•
Providing onsite facial masks, face coverings and other personal protective equipment as well as alcohol-based hand sanitizers and disinfectants;
•
Installing Plexiglas, desk and table divider shields and other separation panels in meetings rooms, cafeterias and other communal areas;
•
Increasing the frequency and extent of cleaning and sanitizing our facilities;

22 Diodes Incorporated

•
Using ultraviolet disinfection lights to sanitize workspaces, meeting rooms, communal areas, and incoming deliveries;
•
Providing and paying for accommodations to employees who are subject to quarantines and unable to return home;
•
Providing paid leave to employees who participate in COVID-19 pandemic response operations; and
•
Continuing to raise awareness regarding workplace health and safety protocols in alignment with government guidance.

We collaborate with local governments in their COVID-19 recovery programs, infection control and prevention plans, and actively promote awareness of health and safety measures to protect our communities. As an example, our support of frontline health workers was recognized through certificates of appreciation issued by the Affiliated Hospital & Clinical Medical College of Chengdu University.

Through our manufacturing facility at Greenock, Scotland, we donated 17,000 face masks to help protect and support the healthcare workers on the frontlines of the pandemic. These face masks were added to the stock of personal protective equipment held by Inverclyde Health and Social Care Partnership. As recognized by Councilor Robert Moran with Inverclyde Council, this kind of community spirit will help us come out of the pandemic stronger. In our care for the senior citizens’ community and dementia patients, our manufacturing facility in Oldham, U.K. donated face masks and aprons to their local community.

In the Dallas Fort-Worth area, the Company partnered with local organizations in a “Mask Drive” and provided funding to donate over 8,000 masks to multiple schools in local independent school districts (ISD) such as Garland, DeSoto, Plano, Frisco, Carrollton, Richardson, Irving and Allen ISDs to help provide a safe learning environment for students and staff.

In Taiwan where the Company has a strong business and manufacturing presence, upon learning about the pressing need for medical equipment to treat COVID-19 patients, Diodes took prompt actions and contributed NT$6 million (approximately US$214,000) to Cathay General Hospital’s Anti-Epidemic Fund. The financial contribution was used to purchase twelve sets of intensive care ventilators and one set of non-invasive hemodynamic monitor to support the hospital’s treatment of COVID-19 patients and its epidemic prevention efforts. According to Cathay General Hospital, the hemodynamic monitor is a much needed medical equipment for the hospital as it helps with the remote monitoring of patients with severe illness and allows the hospital to more effectively allocate its medical resources. In recognition of Diodes’ deep commitment to protect and promote the well-being of stakeholders in the local community, Cathay General Hospital awarded a certificate of appreciation to Diodes.

In addition, many of our employees volunteer their time and resources for COVID-19 pandemic response programs in their communities, and we applaud their participation in these relief efforts through public recognition at the sites.

The Company is committed in doing everything we can to expedite shipment and ensure supply of our products that are used in healthcare technologies and medical equipment that are essential for the diagnosis and treatment of COVID-19. We work with local governments to ensure that our facilities remain in operation or resume manufacturing activities promptly so that we can continue manufacturing products that are critical to the frontline health workers, the medical community, and our society.

We are making every effort to assist our customers in the ongoing global fight against COVID-19 by supporting many medical applications, including diagnostic and tomography imaging systems, such as ultra-sound monitors, x-ray systems, and pulse oximetry monitors. The Company delivered switching diode products for personal protective equipment used by first responders and health care providers so they can provide excellent care while still maintaining their own health and safety. Similarly, our MOSFETs, diodes, crystals, and crystal oscillators have been adopted in a number of medical applications ranging from testing equipment to ventilators, especially those to fight COVID-19.

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Business Ethics

The Company is committed to operating with a strong sense of integrity, critical to maintaining trust and credibility with our stakeholders. We believe that long-term, trusting business relationships are built by being honest, open, and fair. We are committed to fostering a culture of integrity that starts with the management team modelling the right way and employees doing the right thing across all levels of the organization. Our promise is to uphold high professional standards in all of our global business operations and also expect the same from our vendors and suppliers. These values are embedded in our policies and are applicable to all employees, suppliers, and third parties with whom we partner:

•
Code of Conduct
•
Code of Business Conduct
•
Anti-Bribery and Anti-Corruption Policy

Diodes' employees are required to familiarize themselves with the Code of Business Conduct and related policies and procedures. New employees, as part of the onboarding process, are required to acknowledge certain policies and procedures including our Code of Business Conduct. Each year, employees are required to formally acknowledge that they have read and will comply with the Code of Business Conduct. This mechanism helps increase awareness of acceptable business conduct and allows us to deal with issues as they arise.

Conflict Minerals

The Company is dedicated to ensuring that we use responsibly sourced minerals in both our supply chain as well as through our suppliers. The armed conflict and human rights atrocities that proliferate and are funded by the exploitation of natural resources in the Democratic Republic of Congo (“DRC”) are unacceptable and any manufacture of product connected with this will not be tolerated.

Commonly known conflict minerals are those such as tantalum, tin, tungsten, and gold. Conflict minerals originating from the DRC must not be included in materials or products supplied to the Company. We are committed to ensuring an ethical and diverse supply chain that is focused on responsible mineral sourcing.

Human Capital Management

As an international semiconductor company with a global footprint, Diodes recognizes the important role its human capital plays in a talent-based economy, and what the impact of effective and efficient human capital management (HCM) has on its long-term strategic success and sustainable growth. Our employees are our most critical asset—they contribute to our financial success for the benefit of all our stakeholders, they are the source of great idea generation that fuels the engine of product innovation, and they are collaborators and contributors to the success of the communities in which we live and work. Human capital management affects many aspects of our operations, including recruitment and talent acquisition, retention, training, workforce optimization, performance management, workplace safety, employee health and wellness, employee engagement, and diversity and inclusion.

Developing two–way communications and deploying effective feedback mechanisms are critical components in our employee engagement process. In addition to quarterly CEO “all hands” meetings, we have an “Open Door” policy, and encourage employees to have regular conversations with their managers to share feedback and express concerns. We also solicit employee feedback informally through regular employee interactions. We hold our managers accountable for setting clear expectations and goals with their teams, for providing coaching, as well as identifying professional development opportunities for their teams, and for engaging in periodic performance reviews. We assist our managers with performance management tools as needed to help them effectively manage their teams and optimize workforce productivity.

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We utilize third-party operated employee self-service portals to allow employees to efficiently and timely manage several of their employment related activities; for example, employee benefits, expense reporting, leave of absence management, and attendance records. In addition to employee onboarding orientations and on-the-job training, we leverage a third party learning management system tool to provide training to our employees. We regularly assess the training modules to be responsive to the professional development and training needs of our employees.

Employee retention is a critical element in our sustainable success. To maintain a stable workforce, we provide skill advancement training and coaching, where appropriate, to help our employees enhance their existing skillsets. With our support and preparation, our employees can continue to grow in their current role and maximize the value they contribute to their current teams. Where a suitable rotation opportunity arises, we provide skill expansion training to equip employees for these new positions. By honing their skills, our employees can leverage their institutional knowledge and experience to contribute to the overall success of the organization. The availability of rotational opportunities can also help keep our employees motivated and engaged.

Human Rights and Workforce Labor Rights Policy

The Company’s human rights and workforce labor rights policy (“Policy”) is rooted in protecting human rights and affording each individual dignity, freedom, respect, and acceptance. This Policy outlines our expectations with respect to human rights and labor practices and the high standard of conduct expected of our employees and suppliers worldwide. The principles of this Policy are reflected in our operational policies and procedures and applied in a non-discriminatory manner, irrespective of geographic location.

The Company is committed to providing a fair and living wage to all of its employees, and our employee remuneration is consistent with the all applicable wage laws, including those relating to minimum wage, overtime hours, and legally mandated benefits.

We support the elimination of all forms of forced, bonded, or indentured labor and child labor is prohibited in any of our operations. We support our employees’ rights to freedom of association in each of the countries where we operate.

These human rights and workforce labor rights are monitored and assessed through our management, human resources, and environmental, health and safety teams as they apply to all of the Company’s operations worldwide and to our suppliers, vendors, partners, or service providers to the Company. These rights are embedded in our Code of Business Conduct, CSER Code of Supplier Conduct, and Supplier Letter, and serve to provide essential protections of the women and minorities in our workforce as reinforced through employee training on fundamental topics such as prevention of harassment, discrimination, abusive conduct, and retaliation.

We believe that employee concerns can be satisfactorily addressed through our “Open Door” channels, but if not, the hotline is an alternative. Consistent with our policies and practices, and legal requirements, the Company will not allow any retribution or retaliation against an employee who reports a compliance issue in good faith. This hotline can be used by our customers, vendors and interested parties to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Conduct.

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Modern Slavery Act Transparency Statement

The Company conducts business in accordance with its core values of integrity, commitment, and innovation. As a global business committed to protecting human rights, we take seriously the responsibility of preventing modern slavery in our business and supply chains. We are committed to upholding best practices and remaining vigilant to continuously improve.

Pay and Gender

We are committed to complying with applicable wage laws to ensure our employees are fairly and timely compensated and strive to be equitable and ethical in regards to appropriate compensation for applicable roles.

Health and Safety

The Company’s health and safety policy is based on our commitment to provide a safe worksite for all employees worldwide and applies to our suppliers, vendors, partners, and other companies that sell goods or services to the Company and its affiliates. Every employee is responsible for safety, and the Company encourages employees to make sure they notify the responsible party if safety issues arise. To that end we seek to ensure that all domestic federal and state safety practices are observed at all times and our commitment is embedded in our code of supplier conduct, supplier letters and supplier quality codes.

To achieve the goal of having a completely safe workplace, each site has implemented policies and procedures to address emergency preparedness and response, industrial hygiene and health resources, as well as the use of equipment and personal protective equipment. We ask each employee to be safety conscious. The Company will attempt to do everything in its control to ensure a safe working environment that is compliant with local safety regulations in the countries where we operate. As part of our efforts to encourage a safe workplace, all employees should understand that we will not tolerate any retaliation against an employee for making safety complaints.

Investment in Our Employees

The Company values a diverse, inclusive, safe and respectful work environment while offering our employees career growth, professional development and competitive benefits. In today’s product-driven corporations, we regard our employees as our most important asset. We are committed to providing an excellent environment for the development and achievement of the professional goals of our employees.

We believe in the value of continuous improvement so that we can strive to satisfy our customers’ requirements. In its broadest sense, we believe our customers include our employees, partners and communities where we operate. We believe in the value of continuous learning and fostering a culture of professional growth. We offer various learning opportunities to employees at all levels. Through developmental courses and experiential learning, we reach out to managers to identify training needs of their employees, and we encourage our employees to search for relevant training opportunities.

In 2022, we will strive to deliver training to our employees worldwide. We aim to enhance our employees' knowledge on a variety of key topics, including ethics, harassment, anti-bribery and corruption through online and small group training sessions. These topics are important to ensuring our employees operate in a work environment that is diverse, inclusive, safe and respectful.

Governance and Oversight

Sustainability is a strategic focus for the Company's management team and the Company's Board of Directors ("Board"). To further accelerate our commitment to sustainability, and with the support of the Board, we created a steering

26 Diodes Incorporated

committee to focus on sustainability and the ongoing assessment of our operations and their impact on the communities in which we operate.

The sustainability steering committee is headed by our Senior Vice President of Operations and is comprised of representatives from multiple functions including corporate governance, regional management, operations management, legal and compliance, human resources, and quality. The steering committee approves sustainability-related policies, long-term objectives, and external disclosures and reporting. The steering committee also has operational control of environmental, health and safety, and social risks, and provides guidance on actions needed to address these risks.

Given the Company's global manufacturing footprint and strong commitment to environmental responsibility, we also formed a task force represented by regional environmental, health, and safety ("EHS") subject matter experts. This task force is supported by the general counsel and corporate compliance officer of the Company to focus on harmonizing the Company's EHS metrics and leveraging best practices. Both the task force and the steering committee conduct regular review meetings to assess performance and drive continuous improvement.

The task force works closely with the steering committee, which provides periodic updates to the Board and engages frequently with the CEO and Lead Director on sustainability issues. With oversight and support from the Board, the Company has developed and implemented business strategies, and managed business operations in ways that are resilient to sustainability-related risks, including the impacts of climate change and pandemics.

In addition to the Board’s increased oversight of sustainability efforts, the executive bonus compensation includes a measurable sustainability component to further demonstrate and enhance the management’s commitment to sustainability.

The Company also engages in regular dialogue with stakeholders and sustainability rating agencies to solicit feedback as we continue to sharpen our focus on sustainability. Taking into account sustainability standards that are appropriate for the semiconductor industry, and for companies with a manufacturing footprint and scale of operations that are comparable to ours, specific sustainability performance metrics are identified where appropriate as we strive for continuous improvement. We believe these collective sustainability efforts help us create and maintain long-term profitability for our shareholders.

Sustainable Products

We are privileged to partner with our customers in building sustainable products and applications that contribute to the health and well-being of both our communities, and our planet. Our semiconductor devices can be incorporated into a wide range of applications, including energy-efficient products that are used in factories, transportation, electric and hybrid vehicles, vehicle charging stations, LED lighting, smart home technologies, green electronics, and telehealth medical equipment, as well as products used for energy saving and pollution elimination purposes. We collaborate with our customers in the development of sustainable products to help them and their customers reduce their overall carbon footprint. Examples of our collaborative efforts on green factory automation and green-energy initiatives include robotics, automated QR scanners, and products used in solar cell systems, wind power generators and the conversion to full electric vehicle systems.

CSER Conduct

The Company’s CSER Code of Supplier Conduct is based on the Responsible Business Alliance (“RBA”) Code of Conduct, formerly the Electronic Industry Citizenship Coalition, as it establishes standards to ensure safe working conditions in the electronics industry and in industries in which electronics is a key component, including the supply chains that support those industries. The RBA Code of Conduct seeks to ensure workers are treated with respect and dignity and that business operations are environmentally responsible and ethically conducted. The RBA is the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains.

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Through its rigorous Validated Assessment Program, the Company received Silver recognition at two of its Shanghai manufacturing sites during their initial RBA audits.

Executive Officers of the Company

None of the executive officers was selected pursuant to any arrangement or understanding, other than with the executive officers of the Company acting within their capacity as such. Executive officers serve at the discretion of the Board. The following table and discussion sets forth certain biographical information concerning the Company’s executive officers as of the Record Date:

Name	Age	Position with the Company
Dr. Keh-Shew Lu	75	Chairman, President and Chief Executive Officer ("CEO")
Brett R. Whitmire	56	Chief Financial Officer
Julie Holland	60	Senior Vice President, Corporate Operations
Francis Tang	67	Senior Vice President, Worldwide Discrete Products
Gary Yu	49	Senior Vice President, Business Groups

(1) See “Proposal One - Election of Directors” for biographical information regarding Dr. Keh-Shew Lu.

Brett R. Whitmire Chief Financial Officer

Mr. Whitmire assumed his current position as the Company’s Chief Financial Officer in March 2019. He has 32 years of industry experience and has been with the Company for over ten years. Prior to being named CFO, he served as the Corporate Controller and Principal Accounting Officer of the Company, and previously served as the director of global supply chain. Mr. Whitmire worked at Freescale Semiconductor as Chief Financial Officer for the Analog & Sensors Division. He began his career at Texas Instruments in a variety of finance and operations leadership positions including seven years as Vice President while serving as the finance and operations executive for the High Volume Analog & Logic Division and the corporate supply chain head. Mr. Whitmire holds both a bachelor's degree in Mechanical Engineering and an MBA from The University of Texas at Austin.

Julie Holland Senior Vice President, Corporate Operations

Ms. Holland currently serves as Senior Vice President, Corporate Operations, with responsibility for the Company’s worldwide manufacturing, operations, and administrative functions. She joined the Company in 2008, serving as the Vice President, Worldwide Analog Products, and transitioned to the role of Vice President, Corporate Operations in 2018, before being appointed Senior Vice President in 2020. She previously spent over 20 years at Texas Instruments where she held several key management roles, last serving as director and general manager of the Connectivity Solutions business unit. She earned her bachelor’s degree in Physics and Mathematics at Northwestern University and her master’s degree in Engineering Management at Southern Methodist University. She is an alumna of Leadership America and Leadership Texas, and was named a Fellow of the International Women’s Forum Leadership Foundation.

Francis Tang Senior Vice President, Worldwide Discrete Products

Mr. Tang was appointed Vice President, Worldwide Discrete Products in 2006 and Senior Vice President in November 2020. He previously served as the Company’s Global Product Manager since 2005. From 2002 until joining the Company, Mr. Tang served as general manager of T2 Microelectronics in Shanghai, China where he managed complex mixed-signal SOC product development. From 1996 to 2001, Mr. Tang was the senior strategic marketing director for Acer Labs, Inc. USA, and prior to that, he was employed by National Semiconductor for 17 years, where he held various management positions in analog and mixed-signal circuit design, applications and strategic marketing. Mr. Tang holds a master’s degree in Electrical Engineering from University of Missouri – Rolla.

Gary Yu Senior Vice President, Business Groups

Mr. Yu, who has been with the Company since 2008, was appointed to his current position in November 2020. He most recently served as the Company’s President, Asia Pacific Region. Prior roles in the Company include General Manager of the Company’s Shanghai wafer fabrication operation and its BCD business unit, Vice President of Asia Pacific Sales and manager of the Company’s DBS and Sensor business unit. Prior to joining the Company, Mr. Yu spent over 10 years at Lite-On Semiconductor Corp. as Vice President, Worldwide Sales and at Texas Instruments in finance and capacity planning

28 Diodes Incorporated

positions. Mr. Yu holds a bachelor’s degree in MIS from Fu-Jen University, Taiwan, a master’s degree in Telecommunication Engineering from Southern Methodist University, and an MBA from University of Texas at Dallas.

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REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee of the Board does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee composed of four of the Company’s directors, Michael R. Giordano (Chairman), Angie Chen Button, Peter M. Menard and Christina Wen-Chi Sung. Each member of the Audit Committee meets the independence and experience requirements of Nasdaq and the independence requirements of the SEC. Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including evaluating the effectiveness of its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•
reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2021; and
•
obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee:

•
discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (“Communications with Audit Committees”);
•
has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams LLP the firm’s independence, and;
•
reviewed and discussed with management, the internal auditor, and the independent registered public accounting firm management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s opinion about the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held five (5) meetings during fiscal 2021.

In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with the generally accepted auditing standards of the Public Company Accounting Oversight Board (United States) or that

30 Diodes Incorporated

the Company’s auditors are independent. Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. The Audit Committee also has recommended, and the Board also has approved, the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Dated: April 3, 2022	THE AUDIT COMMITTEE
Michael R. Giordano, Chairman
Angie Chen Button
Peter M. Menard
Christina Wen-Chi Sung

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, and all members of the finance department of the Company. The Code of Ethics is available on the Company’s website at www.diodes.com, in the “Investors – Corporate Governance” section. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website within four business days following the date of such amendment or waiver.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy Regarding Related Person Transactions

The Audit Committee has adopted a written policy (the “Policy”) to review any transaction in which the Company was, or is to be, a participant and in which any director, executive officer, or beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest (a “related person transaction”). The Policy requires the following:

•
the Audit Committee shall review any proposed agreement or arrangement relating to a related person transaction or series of related person transactions, and any proposed amendment to any such agreement or arrangement;
•
the Audit Committee shall establish standards for determining whether the transactions covered by such proposed agreement or arrangement are on terms no less favorable to the Company than could be obtained from an unrelated third party (“fair to the Company”);
•
before the Company enters into any such proposed agreement or arrangement, and at least annually thereafter, the Company’s internal audit department shall report to the Audit Committee whether the transactions covered by such agreement or arrangement are fair to the Company under the standards established by the Audit Committee;
•
the Audit Committee shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or to renegotiate any such agreement or arrangement which is not so determined to be fair to the Company; and
•
the Company shall disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.

31 Diodes Incorporated

From time to time, the Audit Committee also will review any transaction it deems significant to the Company, including, but not limited to, transactions with Keylink International (B.V.I.) Inc. and its subsidiaries and affiliates (“Keylink”), and Chengdu Ya Guang Electronic Co., Ltd. and its subsidiaries and affiliates (“Ya Guang”). Keylink is the Company’s 5% joint venture partner in the Company’s Shanghai, China manufacturing facilities, and Ya Guang is the Company’s 5% and 2% joint venture partner in the Company’s Chengdu, China manufacturing facilities.

Relationships and Transactions

The Audit Committee reviews all related person transactions for potential conflict of interest situations on an ongoing basis, in accordance with such procedures as the Audit Committee may adopt from time to time. We believe that all related person transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties.

We conduct business with Nuvoton Technology Corporation and its subsidiaries and affiliates (collectively, “Nuvoton”). Dr. Keh-Shew Lu, our current Chairman of the Board, President and Chief Executive Officer, is a board member of Nuvoton. We consider our relationships Nuvoton to be mutually beneficial, and we plan to continue our strategic alliance with Nuvoton. We purchased silicon wafers from Nuvoton that we use in the production of finished goods, totaling $9.8 million and $8.4 million, respectively, for the years ended December 31, 2021 and 2020. See “Risk Factors – One of our external suppliers is also a related party. The loss of this supplier could harm our business, operating results and financial condition.” in Part I, Item 1A, and Note 15 - “Related Party Transactions,” to the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2022 for additional information.

We also conduct business with Keylink International (B.V.I.) Inc. and its subsidiaries and affiliates (“Keylink”). Keylink is our 5% joint venture partner in our Shanghai assembly and test facilities. We sell products to, and purchase inventory from, companies owned by Keylink. We sold products to companies owned by Keylink, totaling approximately $20.0 million for the each of the 12 month periods ended December 31, 2021 and December 31, 2020. In addition, our subsidiaries in China lease their manufacturing facilities in Shanghai from, and subcontract a portion of our manufacturing process (metal plating and environmental services) to, Keylink. We also pay a consulting fee to Keylink. The aggregate amounts paid to Keylink for the years ended December 31, 2021, 2020 and 2019 were approximately $17.9 million, $14.6 million and $15.3 million, respectively. In addition, Chengdu Ya Guang Electronic Company Limited (“Ya Guang”) is our 2% joint venture partner in one of our Chengdu assembly and test facilities and our 5% partner in our other Chengdu assembly and test facilities; however, we have no material transactions with Ya Guang, other than this joint venture. We also purchase materials from Jiyuan Crystal Photoelectric Frequency Technology Ltd. (“JCP”), an FCP manufacturing company in which we have made an equity investment and account for using the equity method of accounting.

Mr. Kevin Chou, the son-in-law of Dr. Keh-Shew Lu, the Company’s Chairman of the Board, President and Chief Executive Officer, is employed by the Company as Corporate Controller. He has been an employee since 2009. For 2021, Mr. Chou’s total cash compensation was approximately $414,276, and his total equity compensation was 1,700 RSUs, which vest in four equal annual installments.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports.

Specific due dates for these reports have been established by the SEC, and the Company is required to report any failure to file on a timely basis. Based solely upon review of copies of reports filed by the Company’s directors and executive officers with the SEC during the most recent fiscal year ended December 31, 2021, all reports required to be filed in 2021 were filed timely.

32 Diodes Incorporated

PROPOSAL TWO

APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN

SUMMARY

At the Meeting, we are asking our stockholders to approve a new Diodes Incorporated 2022 Equity Incentive Plan (“2022 Plan”). The 2022 Plan was approved by our Board on March 11, 2022 (“Adoption Date”), conditioned on and subject to obtaining stockholder approval of the 2022 Plan. We are requesting approval of a new equity compensation plan to replace our 2013 Equity Incentive Plan (“2013 Plan”) which is scheduled to expire in 2023.

Having an equity incentive plan with an adequate number of shares available for future grants is necessary to promote our long-term success and the creation of stockholder value by:

•
Enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants;
•
Aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of our Common Stock;
•
Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance; and
•
Providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.

We currently grant stock-based incentive awards to our employees, consultants and directors (collectively, “Selected Participants”) under our 2013 Plan. After its original adoption in 2013, the 2013 Plan was subsequently amended and the last such amendment (which included an increase in shares available to be granted under the 2013 Plan) was approved by our stockholders in 2017. If stockholders approve the 2022 Plan, then the 2022 Plan will become effective and no further awards will be granted from the 2013 Plan. If stockholders do not approve the 2022 Plan, then the 2013 Plan will remain in place as is and awards can continue to be granted under the 2013 Plan subject to its maximum share limit and its expiration date in May 2023. Regardless of whether the 2022 Plan is approved, awards that are outstanding under the 2013 Plan shall continue to remain outstanding pursuant to their terms and conditions but shares underlying 2013 Plan forfeited awards shall not become available for issuance under the 2022 Plan. Moreover, if stockholders approve the 2022 Plan, then shares that are unissued under the 2013 Plan and not subject to an outstanding 2013 Plan award will no longer be available for issuance under the 2013 Plan.``

Similar to the 2013 Plan, the 2022 Plan will permit the discretionary award of incentive stock options (“ISOs”), nonstatutory stock options (“NQSOs”), restricted stock, stock units, stock appreciation rights (“SARs”), and/or other equity awards to Selected Participants. Such awards may be granted beginning on the date of stockholder approval of the 2022 Plan and continuing through the day before the tenth anniversary of the Adoption Date, or the earlier termination of the 2022 Plan, and in any event subject to the maximum share limit of the 2022 Plan.

Number of Shares Requested to be Approved for the 2022 Plan

Management recommended and the Compensation Committee and the Board each unanimously approved that a share pool reserve of 7,000,000 shares of Common Stock (7,000,000 stock options and/or SARS or 3,500,000 of full-value awards), be set aside for future issuance under the 2022 Plan. Full-value awards are awards other than stock options or stock appreciation rights. In determining the number of shares to allocate to the 2022 Plan (and also for determining the 2022 Plan share counting provisions discussed below), management performed analyses and utilized and considered information that has been published by Institutional Shareholder Services (“ISS”). ISS is a provider of corporate governance

33 Diodes Incorporated

and responsible investment solutions, market intelligence, fund services, and events and editorial content for institutional investors and corporation. In particular, ISS utilizes its proprietary modeling tools to (i) evaluate the estimated cost to stockholders of new equity incentive plans (referred to by ISS as the Shareholder Value Transfer (“SVT”)) and (ii) evaluate whether such cost is reasonable. The Board believes that ISS’ guidelines should support a maximum share limit for the 2022 Plan of 7,000,000 (or more) shares of Common Stock and that the corresponding SVT cost should be considered reasonable by ISS.

In determining the number of shares to reserve under the 2022 Plan, the Company also considered its historical burn rate. The gross burn rate is the gross number of equity award shares granted in a given year divided by the weighted average shares of Common Stock outstanding for the same year. Full-value awards are typically multiplied by a factor relative to stock price volatility (in the Company’s case, this factor was assumed to be two (2) for purposes of gross burn rate calculation). Gross burn rate, unlike net burn rate, excludes the add-back of cancelled or forfeited equity awards in the calculation. The Company’s calculated three-year average gross burn rate is approximately 1.26%, which is below our industry gross burn rate cap of 5.91% (as published by ISS for 2022 stockholder meetings after January 2022 for the semiconductors and semiconductor equipment industry Russell 3000 companies).

Below is a summary of awards that are outstanding under the 2013 Plan as of the Record Date:

Award Type	Number of Outstanding Shares	Weighted Average Exercise Price	Weighted Average Remaining Term
Restricted stock units	1,021,224	N/A	N/A
Performance stock units	287,100	N/A	N/A
Stock options	2,000	$27.92	0.4 years

A share issued under a 2013 Plan award that is not a stock option or stock appreciation right counts as 1.84 shares against 2013 Plan share grant limit of 12,000,000 million shares. Shares issued pursuant to the exercise of a stock option or stock appreciation right count as one share against the 2013 Plan share limit. The figures in the above table reflect the actual number of outstanding shares under the 2013 Plan awards and do not take into account this share counting differentiation between full value and appreciated value awards.

Upon stockholder approval of the 2022 Plan, no new awards will be issued under the 2013 Plan and the shares underlying any then outstanding 2013 Plan awards that are forfeited in the future will no longer be available for issuance under the 2013 Plan.

The approximate impact of the entire requested share reserve for the 2022 Plan on stockholder dilution is shown in the below table (the below figures represent a percentage of our outstanding basic number of shares as of the Record Date and make the conservative assumption that all 2022 Plan awards are full-value awards).

Dilutive Effect of Requested New Reserve Shares Under the 2022 Plan
Full-value shares requested in 2022 Plan	3,500,000

Outstanding shares as of Record Date	45,231,784
Full-value shares requested in 2022 Plan	3,500,000
Maximum shares if all shares from 2022 Plan are outstanding	48,731,784

Dilution	7.2%

34 Diodes Incorporated

Total Potential Dilution (Including Currently Outstanding Awards Under the 2013 Plan)
Full-value shares requested in 2022 Plan	3,500,000
Outstanding awards under 2013 Plan	1,310,324
Total potential shares to be issued under equity plans	4,810,324

Outstanding shares as of Record Date	45,231,784
Full-value shares requested in 2022 Plan	3,500,000
Outstanding awards under 2013 Plan	1,310,324
Maximum shares if all shares from 2013 Plan and 2022 Plan are outstanding	50,042,108

Dilution	9.6%

After considering the foregoing along with our expected future equity grant practices, the Board determined that 7,000,000 shares (7,000,000 stock options and/or SARS or 3,500,000 of full-value awards) would be an appropriate number to satisfy the Company’s equity compensation needs for the next 2-3 years. The Board determined to adopt a fungible ratio of two (2) for full-value awards that are granted under the 2022 Plan. Therefore, shares issued under full-value awards will count as two (2) shares against the 2022 Plan’s maximum share grant limit. A share that is issued pursuant to a stock option or stock appreciation right award will count as the issuance of one (1) share for purposes of the 2022 Plan maximum share limit.

Accordingly, the 2022 Plan authorizes a maximum total of 7,000,000 shares (7,000,000 stock options and/or SARS or 3,500,000 of full-value awards) of Common Stock for grants to participants. This amount is intended to manage our equity compensation needs until approximately 2024, assuming an annual burn rate of approximately 1.2 million shares (taking into account the two (2) multiplier for full-value awards). Additional information on our equity compensation plans is available elsewhere in this Proxy Statement under the Equity Compensation Plan Information table. As of Record Date, the fair market value of a share of our Common Stock (as determined by the closing price on that date) was $92.44 per share.

Why the 2022 Plan is Important for Our Future Success

The following points summarize why the Board strongly believes that the 2022 Plan is essential for our future success:

•
Achieving superior long-term results for our stockholders always has been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our stockholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of our management and our employees with the long-term economic interests of our stockholders. As of the Record Date, the 2013 Plan has 2,230,763 (each full-value share granted is deducted from the available shares as if it was 1.84 shares of common stock) unissued shares available for future grants and in any event the 2013 Plan will expire by its own terms in May 2023. Therefore, if the 2022 Plan is not approved by stockholders, we will soon lose our ability to grant equity compensation awards to key employees, which will lessen our ability to further align our employees’ long-term economic interests with those of our stockholders.
•
A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity compensation to our key service providers. Participation in our equity compensation plan rewards these employees for performance by giving them an opportunity to participate in our growth, thereby further aligning their interests with those of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and key employees would have an adverse effect on our business.

35 Diodes Incorporated

•
A balanced approach to executive compensation, using a mix of salaries, performance-based bonus incentives and long-term equity incentives, helps prevent management from making decisions that favor short-term results over longer-term stability and profitability. Without a sufficient share pool from which to grant long-term equity awards to Selected Participants, our ability to inhibit favoring short-term results would be hampered.
•
The 7,000,000 shares of Common Stock that will become available for grant under the 2022 Plan would represent approximately 15% of the number of shares of our Common Stock that are outstanding as of the Record Date. The share authorization request is a conservative amount designed to manage our equity compensation needs until approximately 2024, assuming an annual burn rate of approximately 1.2 million shares (taking into account the two (2) multiplier for full-value awards), at which time stockholders would be able to re-evaluate any additional share authorization request.
•
The 2022 Plan provides certain corporate governance enhancements which were not part of the 2013 Plan, including, without limitation, establishing a minimum holding period for shares acquired by stock options under the 2022 Plan and precluding discretionary acceleration of vesting of awards except in the case of a participant’s death or disability.

Highlights of Material Differences between the 2022 Plan and the 2013 Plan

The following table highlights certain of the differences between the 2022 Plan and the 2013 Plan:

36 Diodes Incorporated

Plan Feature	2013 Plan		2022 Plan
Plan Share and ISO Grant Limits	•	12,000,000 shares	•	7,000,000 shares
	•	A share issued under awards other than options or SARs counts as 1.84 shares against 2013 Plan share limit	•	A share issued under awards other than options or SARs counts as two (2) shares against 2022 Plan share limit

Plan Expiration	•	May 28, 2023	•	March 10, 2032

Internal Revenue Code ("Code") Section 162(m)	•

Contained various provisions to enable Awards to qualify as Code Section 162(m) performance-based compensation and avoid being counted towards $1 million per year deductible compensation limit for certain executive officers

•

Does not contain Code Section 162(m) related provisions in light of 2017 change in federal income tax laws which effectively removed the ability to have Code Section 162(m) performance-based compensation awards

Acceleration in Vesting of Awards	•	2013 Plan Committee may provide for accelerated vesting in its discretion	•	2022 Plan Committee may provide for accelerated vesting in its discretion only in cases of Participant death or disability

Minimum Holding Period for Shares Acquired upon Exercise of Stock Option	•	N/A	•	Shares (after applicable tax withholding) must be held by optionee for one year or until earlier termination of service

Annual Limits on Plan Grants to Non-Employee Directors	•	Chairperson: 240,000 Shares	•	Chairperson: 100,000 Shares
		Vice Chairperson: 160,000 Shares		Vice Chairperson: 80,000 Shares
		Other Non-Employee Director: 20,000 Shares		Other Non-Employee Director: 10,000 Shares

Change in Control	•	Plan Committee discretion to accelerate vest awards	•

Awards that are not assumed by acquirer in a Change in Control become vested (and at target performance levels for performance based awards). Awards that are assumed by acquirer become vested (and at target performance levels for performance based awards) if participant’s service is terminated without cause by the Company during the 24 months after the Change in Control.

37 Diodes Incorporated

Text of the 2022 Plan

The complete text of the 2022 Plan is attached as Appendix A to this Proxy Statement. Stockholders are urged to review the 2022 Plan together with the following information, which is qualified in its entirety by reference to Appendix A. A more detailed summary of the principal provisions of the 2022 Plan is set forth below. If there is any inconsistency between this Proposal Two or the summary set forth below and the 2022 Plan terms, or if there is any inaccuracy in this Proposal Two or the below summary, the terms of the 2022 Plan shall govern.

Key Features of the 2022 Plan

Certain key features of the 2022 Plan are summarized as follows:

•
If approved by Company stockholders, the 2022 Plan will become effective upon such approval and no further awards can then be issued under the 2013 Plan. If not terminated earlier by the Board, the 2022 Plan will terminate on March 10, 2032.
•
Up to a maximum aggregate of 7,000,000 shares of Common Stock may be issued under the 2022 Plan. However, a share that is issued pursuant to an award other than a stock option or stock appreciation right shall count as two (2) shares against this limit.
•
The 2022 Plan will generally be administered by a committee comprised solely of independent members of the Board. This committee will be the Compensation Committee unless otherwise designated by the Board (the “2022 Plan Committee”). The Board or the 2022 Plan Committee may designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.
•
Employees, consultants and Board members are eligible to receive awards, provided that the 2022 Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards. Discretionary acceleration of vesting of awards is not permitted except in the case of participant’s death or disability.
•
Awards may consist of incentive stock options, nonstatutory stock options, restricted stock, stock units, stock appreciation rights, and/or other equity awards.
•
Stock options and stock appreciation rights may not be granted at a per share exercise price below the fair market value of a share of our Common Stock on the date of grant.
•
The maximum exercisable term of stock options and stock appreciation rights may not exceed eight years.
•
Stock options and stock appreciation rights may not be repriced or exchanged without stockholder approval.
•
Shares (after applicable tax withholding) acquired from the exercise of stock options must be held for at least one year or until an earlier termination of service.
•
Awards are subject to recoupment of compensation policies adopted by the Company.
•
A non-employee director cannot receive 2022 Plan awards in any fiscal year which in the aggregate exceeds the following number of shares:
o
Chairperson: 100,000 shares
o
Vice Chairperson: 80,000 shares
o
Other Non-Employee Director: 10,000 shares

Description of the 2022 Plan

38 Diodes Incorporated

Background and Purpose of the 2022 Plan. The purpose of the 2022 Plan is to promote our long-term success and the creation of stockholder value by:

•
Attracting and retaining the services of key employees who would be eligible to receive grants as Selected Participants;
•
Motivating Selected Participants through equity-based compensation that is based upon the performance of our Common Stock; and
•
Further aligning Selected Participants’ interests with stockholders, through the award of equity compensation grants which increases their proprietary interest in the Company, to achieve long-term growth over short-term performance.

The 2022 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, and (5) other equity awards. The vesting of equity awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the Selected Participant and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2022 Plan. The 2022 Plan Committee determines, in its discretion, the Selected Participants who will be granted awards under the 2022 Plan. Employees, as defined by the 2022 Plan, including our Executive Officers and Non-Employee Directors would be eligible to participate in the 2022 Plan. With respect to our non-employee directors, the 2022 Plan provides that any non-employee director cannot receive awards in any fiscal year that in the aggregate exceeds 100,000 shares for the Chairperson, 80,000 shares for the Vice Chairperson, and 10,000 for other non-employee directors. Provided that the Board affirmatively acts to implement such a process, the 2022 Plan also provides that non-employee directors may elect to receive stock grants or stock units (which would be issued under the 2022 Plan) in lieu of fees that would otherwise be paid in cash.

Shares Subject to the 2022 Plan. If stockholders approve the 2022 Plan pursuant to this Proposal Two, the maximum number of shares of Common Stock that can be issued under the 2022 Plan will be 7,000,000 shares. A share that is issued pursuant to an award other than a stock option or stock appreciation right shall count as the issuance of two (2) shares for purposes of counting toward this maximum share limit while a share that is issued pursuant to a stock option or stock appreciation right award shall count as the issuance of one (1) share. Shares underlying forfeited or terminated awards will become fully available again for issuance under the 2022 Plan. The 2022 Plan also imposes certain share grant limits such as the limit on grants to non-employee directors described above and other limits that are intended to comply with the legal requirements of Code Section 422 and which are discussed further below. No fractional shares may be issued under the 2022 Plan. No shares will be issued or released to a participant unless applicable tax withholding obligations have been satisfied by the participant.

Administration of the 2022 Plan. The 2022 Plan will be administered by our Board’s Compensation Committee, acting as the 2022 Plan Committee, which shall consist of independent Board members as specified under Nasdaq rules. With respect to certain awards issued under the 2022 Plan, the members of the 2022 Plan Committee also must be “Non-Employee Directors” under Rule 16b-3 of the Securities Exchange Act of 1934. Subject to the terms of the 2022 Plan, the 2022 Plan Committee has the sole discretion, among other things, to:

•
Select the individuals who will receive awards;
•
Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);
•
Correct any defect, supply any omission, or reconcile any inconsistency in the 2022 Plan or any award agreement;
•
Accelerate the vesting in the case of a participant’s death or disability or, extend the post-termination exercise term, subject to the limitations set forth in the 2022 Plan;

39 Diodes Incorporated

•
Permit a participant to defer compensation to be provided by an award; and
•
Interpret the provisions of the 2022 Plan and outstanding awards.

The 2022 Plan Committee (or the Board) may suspend vesting, settlement, or exercise of awards pending a determination of whether a Selected Participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the 2022 Plan Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2022 Plan. In addition, the 2022 Plan Committee may use the 2022 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The 2022 Plan Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant of the stock option. The fair market value of a share of our Common Stock for the purposes of pricing our awards shall be equal to the regular session closing price for our Common Stock as reported by Nasdaq on the date of determination. Stock options may not be repriced or exchanged without stockholder approval, and no re-load options may be granted under the 2022 Plan.

Stock options granted under the 2022 Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of Common Stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2022 Plan provides that no more than 7,000,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2022 Plan generally cannot be exercised until it becomes vested. The 2022 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2022 Plan may not exceed eight years from the date of grant although the 2022 Plan Committee may establish a shorter period at its discretion.

The exercise price of each stock option granted under the 2022 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the 2022 Plan Committee. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise. Shares (after applicable tax withholding) acquired from the exercise of stock options must be held for at least one year or until an earlier termination of service.

Stock Appreciation Rights (“SARs”). A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The 2022 Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2022 Plan may not exceed eight years from the date of grant, subject to the discretion of the 2022 Plan Committee to establish a shorter period. Settlement of a SAR may be in shares of Common Stock or in cash, or any combination thereof,

40 Diodes Incorporated

as the 2022 Plan Committee may determine. Stock appreciation rights may not be repriced or exchanged without stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our Common Stock to a Selected Participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the Selected Participant as determined by the 2022 Plan Committee. The 2022 Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the 2022 Plan Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

Restricted Stock Units. Restricted stock units are the right to receive an amount equal to the fair market value of the shares covered by the restricted stock unit at some future date after the grant. The 2022 Plan Committee will determine all of the terms and conditions of an award of restricted stock units, including the vesting period. Upon each vesting date of a restricted stock unit, a Selected Participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. We may also include in the terms of the grant that specific performance goals must be also achieved ("Performance Stock Units") in order for the stock units to become vested. Payment for vested stock units may be in shares of Common Stock or in cash, or any combination thereof, as the 2022 Plan Committee may determine. Settlement of vested stock units will generally occur at or around the time of vesting but the 2022 Plan Committee may permit a participant to defer such compensation until a later point in time. Stock units represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor.

Other Awards. The 2022 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. Substitute awards may be issued under the 2022 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards. Awards granted under the 2022 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the 2022 Plan Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the Selected Participant’s immediate family or to a trust or other entity for the benefit of the Selected Participant and/or member(s) of his or her immediate family.

Termination of Employment, Death or Disability. The 2022 Plan generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or a Selected Participant’s employment agreement or other agreement provides otherwise.

Dividends and Dividend Equivalents. Any dividend equivalents distributed under the 2022 Plan will not count against the 2022 Plan’s maximum share limit. The 2022 Plan also provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised stock appreciation rights. Dividends and dividend equivalents that may be paid or accrue with respect to unvested restricted shares and unvested restricted stock units shall be subject to the same vesting conditions as the underlying award and shall only be distributed to the extent that such vesting conditions are satisfied.

Adjustments upon Changes in Capitalization.

In the event of the following actions:

•
stock split of our outstanding shares of Common Stock,

41 Diodes Incorporated

•
stock dividend;
•
dividend payable in a form other than shares in an amount that has a material effect of the price of the shares;
•
consolidation;
•
combination or reclassification of the shares;
•
recapitalization;
•
spin-off; or
•
other similar occurrences;

then the following shall each be equitably and proportionately adjusted by the 2022 Plan Committee:

•
maximum number of shares that can be issued under the 2022 Plan (including the ISO limit);
•
number and class of shares issued under the 2022 Plan and subject to each award;
•
exercise prices of outstanding awards; and
•
number and class of shares available for issuance under the 2022 Plan.

Change in Control. In the event that we are a party to a merger or other reorganization or similar transaction, outstanding 2022 Plan awards will be subject to the agreement pertaining to such merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving entity or its parent, or (iii) cancellation of outstanding awards either with or without consideration, in all cases with or without consent of the Selected Participant. The Board or the 2022 Plan Committee need not adopt the same rules for each award or Selected Participant.

Additionally, the 2022 Plan Committee may provide that awards will fully vest upon an involuntary termination of employment without cause during the 24 months following a change in control. 2022 Plan awards that are not assumed by the acquirer will fully vest and with performance based awards vesting as if their target level of performance had been attained. The 2022 Plan Committee may also include in an award agreement provisions designed to minimize potential negative income tax consequences for the participant or the Company that could be imposed under the golden parachute tax rules of Code Section 280G.

Term of the 2022 Plan. If approved by stockholders, the 2022 Plan will become effective upon such approval and will continue in effect until March 10, 2032, or until earlier terminated by the Board.

Governing Law. The 2022 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2022 Plan. The Board generally may amend or terminate the 2022 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments to the extent required by applicable laws, regulations or rules. The 2022 Plan expressly provides that the Board can amend the 2022 Plan to take into account changes in securities laws (including without limitation Rule 16b-3 of the Securities Exchange Act of 1934), federal income tax laws and other laws without obtaining stockholder approval.

Certain Federal Income Tax Information

The following is a brief general summary, as of March 1, 2022, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2022 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax

42 Diodes Incorporated

consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2022 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the Common Stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant has held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NQSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NQSO).

Internal Revenue Code Section 162(m). Code Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year with respect to those persons who were/are our principal executive officer, principal financial officer and each of the other three most highly compensated officers for any fiscal year after December 31, 2016 (“Covered Employees”). It is impossible to be certain that all 2022 Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. In order to maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Board has not adopted a policy that all executive compensation must be tax deductible.

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Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2022 Plan (such as restricted stock units). The intent is for the 2022 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to “specified employees” may be delayed to the seventh month after such employee’s separation from service.

Internal Revenue Code Section 280G. For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.

New Plan Benefits

All 2022 Plan awards will be granted at the 2022 Plan Committee’s discretion, subject to the limitations described in the 2022 Plan. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the 2022 Plan are not presently determinable.

44 Diodes Incorporated

Required Vote

We are asking you to approve the 2022 Plan. This approval will require the affirmative vote of a majority of the voting power of all outstanding shares of our Common Stock present or represented by proxy at the Meeting and entitled to be voted on Proposal Two. Abstentions will be included in the number of shares present and entitled to vote on this Proposal Two and, accordingly, will have the effect of a vote “AGAINST” Proposal Two. Broker non-votes will not be considered as present and entitled to vote on this Proposal Two. Therefore, a broker non-vote will not be counted and will have no effect on this proposal to approve the 2022 Plan other than to reduce the number of affirmative votes required to approve this proposal. In the event that stockholder approval is not obtained, we will be unable to make awards under the 2022 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN.

45 Diodes Incorporated

PROPOSAL THREE

APPROVAL OF EXECUTIVE COMPENSATION

At the Meeting, the stockholders are being asked to approve the compensation of the NEOs as disclosed below pursuant to the compensation disclosure rules of the SEC, including the information in “Compensation Discussion and Analysis” and in the Summary Compensation Table and other related tables and narrative disclosure below in “Executive Compensation.”

At the Company’s 2017 annual meeting of the stockholders, the Company’s stockholders voted in favor of providing stockholders an advisory vote on the approval of the compensation of the Company’s NEOs on an annual basis.

As discussed below, our executive compensation programs are designed to attract, retain and motivate executives who are critical to our long-term growth and profitability. Under these programs, our executives are incentivized to achieve Company performance goals and individual objectives established by the Compensation Committee, without encouraging undue or unreasonable risk-taking.

The Compensation Committee reviews our executive compensation programs annually to ensure they align executive compensation with the interests of our stockholders and current market practices. See “Compensation Discussion and Analysis” and “Executive Compensation” for information about our executive compensation programs, including information about the fiscal 2021 compensation of the NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation philosophy and decisions described in “Compensation Discussion and Analysis” and “Executive Compensation.”

Approval of the compensation paid to the NEOs, as disclosed below pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person via the Internet or by proxy, and entitled to vote on the proposal at the Meeting.

This vote is advisory and is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will review the result of the vote and take it into consideration when making future decisions regarding executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN “COMPENSATION DISCUSSION AND ANALYSIS” AND “EXECUTIVE COMPENSATION.”

46 Diodes Incorporated

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) explains the design and operation of the Company’s compensation program for (i) anyone who served during the fiscal year as our Chief Executive Officer or our Chief Financial Officer and (ii) our three other most highly compensated executive officers in the fiscal year (collectively, our “NEOs”).

Our NEOs for fiscal 2021 were:

Name	Position with the Company
Dr. Keh-Shew Lu	Chairman, President and Chief Executive Officer ("CEO")
Brett R. Whitmire	Chief Financial Officer
Julie Holland	Senior Vice President, Corporate Operations
Francis Tang	Senior Vice President, Worldwide Discrete Products
Gary Yu	Senior Vice President, Business Groups

EXECUTIVE SUMMARY

“Say-on-Pay” Vote Summary

At our 2021 annual meeting of stockholders, our stockholders approved, by a vote of approximately 99% of the shares present in person or by proxy and entitled to vote on the proposal (not counting abstentions and broker non-votes), the compensation paid to our NEOs for services rendered in 2020 as presented in the Proxy Statement for the 2021 annual meeting of stockholders. In light of this favorable “say on pay” vote and our stockholder engagement, the Compensation Committee did not materially adjust the Company’s compensation program for 2021 or 2022.

We have engaged with our stockholders to understand their perspectives on our Company, including our strategies, performance, governance, and executive compensation. This ongoing dialogue has helped inform the Board's decision-making and ensure our interests remain well-aligned with those of our stockholders.

The Company has a record of adopting provisions or modifying practices to reflect stockholder input. Examples include the Company's majority vote policy which was strengthened and documented at the request of our stockholders, as well as the 2017 redesign of our executive compensation program.

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2021 Business Summary

Below is a summary of our 2021 financial results:

• Net sales for fiscal 2021 were $1.81 billion, an increase of 46.9% from the $1.23 billion in fiscal 2020;
• Gross profit for fiscal 2021 was $670.4 million, an increase of 55.5% from the $431.1 million in fiscal 2020;
• Gross profit margin for fiscal 2021 increased 200 basis points to 37.1% from 35.1% for fiscal 2020;
• Income from operations for fiscal 2021 increased 105.4% to $276.0 million, or 15.3% of revenue, from $134.3 million, or 10.9% of revenue, for fiscal 2020;
• Net income for fiscal 2021 was $228.8 million, or $5.00 per diluted share, compared to $98.1 million, or $1.88 per diluted share, in fiscal 2020;
•
Cash flow from operations for fiscal 2021 was $338.5 million including $141.2 million of capital expenditures. Net cash flow was a positive $46.3 million, which included the pay down of $152.5 million of long-term debt; and

•
As of December 31, 2021, the Company had approximately $373 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $301 million, and working capital was approximately $717 million.

The following table provides additional information concerning our performance in fiscal 2021 compared to fiscal 2020:

Description (in millions, except per share amounts)	2021	2020
Net sales	$1,805.0	$1,229.2
Gross profit	670.4	431.1
Gross profit margin	37.1%	35.1%
Income from operations	276.0	134.3
Diluted net income per share	5.00	1.88
Stock price at fiscal year end	108.81	70.50
Adjusted earnings per share - common stockholders (Non-GAAP)	5.18	2.35

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CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(unaudited)
(in thousands, except per share data)
	For the 12 Months Ended December 31,
	2021	2020

GAAP net income - common stockholders	$228,763	$98,088
GAAP earnings per share - common stockholders
Diluted	$5.00	$1.88
Adjustments to reconcile net income - common stockholders
to adjusted net income - common stockholders, net of tax:
Amortization of acquisition-related intangible assets	13,242	13,270
Acquisition-related costs	2,225	2,366
Restructuring costs	817	2,009
LSC investments related	1,591	(1,714)
Gain on sale of manufacturing subsidiary	(9,446)	-
Acquisition-related financing costs	-	7,331
Board member retirement costs	-	1,347
Adjusted net income - common stockholders (Non-GAAP) (1)	$237,192	$122,697

Diluted shares used in computing earnings per share	45,781	52,133
Adjusted earnings per share - common stockholders (Non-GAAP)
Diluted (1)	$5.18	$2.35

(1) See Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on February 9, 2022 for a description of the adjustments used to calculate Adjusted net income – common stockholders (Non-GAAP) and Adjusted earnings per share – common stockholders (Non-GAAP) Diluted.

OVERVIEW OF COMPENSATION PROGRAM

Compensation Philosophy

Our executive compensation program is designed to attract, retain and motivate experienced executives to achieve sustainable profitable growth and generate positive cash flow. Our compensation philosophy is driven by the following guiding principles:

49 Diodes Incorporated

Best-Practice Compensation Governance Features

Our executive compensation program is based upon best-practices.

What We Do		What We Don’t Do
✓

Place heavy emphasis on performance-based variable compensation. Generally the Company sets performance objectives for annual bonuses and long-term equity incentives higher year-over-year to establish challenging goals and thereby align the interests of our executives with the interests of our stockholders.

		✘	Allow option backdating, cash out of underwater options or option repricing
✓	Emphasize long-term equity awards in executive pay mix	✘	Gross up excise taxes upon a change in control
✓	Apply stock ownership and stock retention guidelines to align executives’ interests with stockholders’ interests	✘	Permit hedging or pledging of Company stock, or short sales and transactions in derivatives
✓	Include a clawback provision in our incentive plans	✘	Provide perquisites to NEOs that are not available to other senior management generally
✓	Conduct an annual risk assessment	✘	Offer enhanced retirement formulas or death benefits
✓	Engage an independent compensation consultant periodically to ensure alignment with market executive compensation	✘	Provide automatic acceleration of equity awards upon retirement
✓	Have a “double-trigger” equity vesting upon a change in control	✘	Provide automatic “single trigger” acceleration of equity or other benefits in the event of a change in control
✓	Conduct an annual stockholder say-on-pay vote	✘	Pay dividend equivalents on unearned restricted shares or stock units

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Components of Compensation

The principal elements of our executive compensation program for 2019, 2020 and 2021 are summarized in the table below:

Element	Form	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the market, and enables the Company to attract and retain critical executive talent	Based on job scope, level of responsibilities, experience, tenure and market levels
Annual (Bonus) Incentive Plan	Cash (Variable)	Focuses executives on achieving annual financial and strategic goals that drive long-term stockholder value	Payouts: 0% to 200% of target, based on results against pre-established goals
Financial Metrics: 80% of bonus for 2021 and 2022: Earnings per share (“EPS”), Net sales and CSER Strategic Objectives: 20% of bonus for 2021 and 2022
Long-Term Incentive (LTI) Plan	Equity (Variable)	Provides incentives for executives to execute on longer-term financial and strategic growth goals that drive long-term stockholder value and support the Company’s retention strategy

50% of the LTI award is performance-based and 50% vests ratably over a four-year period

Performance-based awards can pay out between 0% and 200% of target, based on actual performance compared to pre-established, three-year financial performance targets

Factors Considered in Making Compensation Decisions

Our compensation strategy is flexible and enables us to appropriately differentiate and reward executives by taking into account:

• Company financial and operational performance;

• The executive's individual performance, experience and qualifications;

• The scope of the executive's role;

• The level of total compensation for our other executives; and

• Competitive market data which helps us evaluate how our executive pay levels compare to that being offered to individuals with comparable roles in semiconductor companies with which we compete for talent.

For additional information regarding elements of compensation, please refer to the graphs below in the section entitled “Principal Components of Compensation."

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PAY FOR PERFORMANCE

The chart below illustrates the relative degree of alignment between the total stockholder return ("TSR," defined as stock price appreciation plus dividends) and the CEO's annual compensation as reported in the Summary Compensation Table for the Company (set forth below) and its 2021 Peer Group (as defined below) for the most recent three-year period available. For further information concerning the 2021 Peer Group, see “Compensation Review Process – Selection of Peer Group.”

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The table below illustrates the change in Dr. Lu’s total direct compensation for 2019, 2020 and 2021:

CEO's Total Direct Compensation
	2019	2020	2021	2021 vs 2019
Base Salary	$723,713	$728,250	$728,250	1%
Bonus	$1,507,594	$1,453,201	$1,843,688	22%

RSU's
Number of shares	59,000	53,100	32,000	-46%
Value/share (closing price on day of grant)	$41.04	$49.49	$79.57	94%
Value	$2,421,360	$2,627,919	$2,546,240	5%

PSU's
Number of shares	59,000	53,100	32,000	-46%
Value/share (closing price on day of grant)	$41.04	$49.49	$79.57	94%
Value	$2,421,360	$2,627,919	$2,546,240	5%

Stock Options
Number of shares	—	—	—	—
Value/share	—	—	—	—
Value	—	—	—	—

Total Long-Term Incentive	$4,842,720	$5,255,838	$5,092,480	5%

Other compensation	$70,032	$102,927	$96,461	38%

Total Compensation	$7,144,059	$7,540,216	$7,760,879	9%
Change from previous year	16.3%	5.5%	2.9%	N/A

Total shareholder return for 2019, 2020 and 2021 was 74.7%, 25.1% and 55.7%, respectively.

The Compensation Committee retained Compensation Advisory Partners (“CAP”) in January 2020. CAP advised the Compensation Committee as to the composition of the 2020 Peer Group and compared our 2020 projected executive compensation to that of our 2020 Peer Group. CAP reported directly to the Compensation Committee. The individuals at CAP who provided compensation consulting services to the Compensation Committee provide no other services to the Company or its subsidiaries.

In January 2020, CAP reviewed the compensation elements and market practices impacting the top six senior executive positions at Diodes. The scope of the review focused on the base salary plus target annual and target long-term incentive compensation levels of the top six senior executive positions. The report relied on the compensation practices of our 2020 Peer Group. For a description of the 2020 Peer Group, see “Compensation Review Process – Selection of Peer Group” below. The review summarized the executives’ overall percentile alignment for Diodes’ executives compared to the final blended market data, with target compensation being the primary focus of the study percentile value and derived from base salary, target total cash, 2020 target long-term incentives and total direct compensation at target total cash. The review demonstrated that with some variation by individual, Diodes’ executives are compensated at the 63rd percentile in terms of total direct compensation using target total cash plus 2020 target long-term incentives. The 63rd percentile measurement was primarily driven by the long-term performance incentives portion of our executive compensation program. Total direct compensation using actual total cash plus target long-term incentives is positioned slightly higher at

53 Diodes Incorporated

the 66th percentile. The relative pay rank for our CEO and other executives by type of compensation is detailed in the following chart:

Pay Rank
Component of Pay	CEO (1)	Other Executive Officers	Overall
Base salary	32nd	22nd	24th
Cash compensation (base salary + target bonus)	69th	44th	48th
Long-term incentives ("LTI")	73rd	70th	71st
Total direct compensation (cash compensation + LTI)	67th	48th	63rd

PRINCIPAL COMPONENTS OF COMPENSATION

2021 Pay Mix

The Compensation Committee set 2021 base salary and target bonus and LTI award levels to generally align the NEOs’ total direct compensation with the 50th percentile of the market. The charts below illustrate the relative composition of 2020 total direct compensation for our CEO and our other NEOs.

Base Salaries

We provide each of our NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are reviewed annually by the Compensation Committee by taking into account each executive officer's scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company's business, as well as the Company’s performance and the current year’s change in the cost of living. The Compensation Committee does not assign any particular formula or weight to the foregoing factors.

Consistent with our compensation philosophy, base salaries represent a fixed portion of total compensation and may generally be at or lower than the median base salaries being offered to individuals with comparable roles in semiconductor companies with which we compete for talent.

The following table shows each NEO’s annualized base salary for 2019 to 2021 and the percentage change in each NEOs’ annualized base salary from the prior year. With the exception of Mr. Whitmire, whose pay increase reflects his additional

54 Diodes Incorporated

responsibilities upon being appointed CFO, the NEO’s did not receive a salary increase in 2020, reflecting the Company’s decline in performance in 2020 when compared to 2019.

Annualized Base Salary
	2019		2020		2021
Name	Base Salary ($)	(%) Change	Base Salary ($)	(%) Change	Base Salary ($)	(%) Change
Keh-Shew Lu	728,250	5%	728,250	–	728,250	—
Brett R. Whitmire (1)	288,000	N/A	294,000	2%	294,000	—
Julie Holland	390,500	5%	390,500	–	390,500	—
Francis Tang	390,500	5%	390,500	–	390,500	—
Gary Yu	N/A	N/A	N/A	N/A	330,000	N/A

(1) Mr. Whitmire became an NEO in 2019.

Annual (Bonus) Incentive Plan

Annual incentives reward both the achievement of short-term financial goals, as well as the execution of activities to advance our strategic priorities, which support near-term financial performance and long-term strategic objectives. Our annual bonus plan for 2020 and 2021 was simple, formulaic and responsive to investor feedback:

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This table illustrates the structure of the plan for 2020 and 2021.

Annual Incentives – Plan Structure (2021)
Weighting	Performance Objectives	Metrics
80%	Financial Metrics	Non-GAAP Earnings Per Share (EPS), Net Sales and CSER
20%	Strategic Priorities

Examples of strategic initiatives include, but are not limited to:

•
Successfully integrate LSC into Diodes' operations
•
Continue to successfully manage the COVID-19 impact on the Company and employees
•
Expand internal manufacturing
•
Increase market share
•
Develop new products
•
Increase % of sales from the automotive market

Both the financial metrics and the strategic priorities are set at the beginning of the year and on an absolute basis. The schedule below sets forth the annual incentives to be paid as a percentage of target. Performance below or above target will result in an award ranging from 0% to a maximum of 200% of target.

The Compensation Committee chose to use EPS and net sales as the primary measures for 2020 and 2021 to keep our NEOs focused on profitability and profitable growth. The Compensation Committee determined these measures to be appropriate since they are measures used by our peers in evaluating performance and are commonly used by stakeholders in the evaluation of company performance. In 2021, the Compensation Committee added CSER to the financial metrics at a 3% weighting and established an internal committee to improve Diodes’ focus on its ongoing environmental, social and governance activities. Achieving goals in all of these areas is critical to driving short-term results that have long-term impact on value creation. The strategic initiatives will be evaluated based upon demonstrated performance against the specific pre-determined targets.

Annual Incentives – Financial and Strategic Performance & Payout Ranges
Performance Level	Range of Payout*
Below 60% of Target	0% payout
From 60% to 100% of Target	50% to 100% payout
From 100% to 140% of Target	100% to 200% payout
Above 140% of Target	200% payout (capped)

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*Performance between 60% and 100% of target and between 100% and

140% of target is interpolated between the end points identified above.

The following table sets forth the performance targets established by the Compensation Committee and the results achieved by the Company for fiscal 2020 and fiscal 2021:

	2020			2021			Performance
Objective	Weighting	Target	Actual	Weighting	Target	Actual	vs. Target
Financial objectives (80% of award)
Net sales (millions)	19%	$1,160.0	$1,212.3	18%	$1,560.0	$1,805.0	Exceeded
Non-GAAP diluted earnings per share	78%	$2.07	$2.34	77%	$3.09	$5.18	Exceeded
CSER	3%	11	7	5%	7	7	Met
Strategic objectives (20% of award)
Successfully integrate LSC into Diodes' operations							Achieved (1)
Continue to successfully manage the Covid-19 impact on the Company and employees							Achieved (2)
Expand internal manufacturing							Achieved (3)
Increase market share							Achieved (3)
Develop new products							Achieved (4)
Increase % of new sales from the automotive market							Achieved (5)

(1) In 2021 the Company integrated LSC into the Company's operations;

(2) During 2021, the Company continue to manage the challenges presented by COVID-19 with minimum disruptions on its operations and record results;

(3) The Company has expanded its internal manufacturing, reflected by increase load at Company-owned facilities:

(3) The Company has increased market share;

(4) The Company continues to develop successful new products; and

(5) Net sales related to the automotive industry increased to 12% in 2021 from 11% in 2020.

The following payout percentages, as a percent of target opportunity, for 2021 were calculated based upon the weight of each performance objective for 2021 and the results set forth above:

Performance Objective	% Attained to Target	% Payout to Target	Weight
Financial objective
Net sales	116%	139%	14%
Non-GAAP diluted earnings per share	168%	200%	62%
CSER	100%	100%	4%
Strategic objectives	—	184%	20%

Based upon the Company’s 2021 performance, our NEOs received the following bonuses:

For fiscal 2020 and 2021, each financial objective (i.e., net sales and Non-GAAP diluted earnings per share) was established after consideration by the Compensation Committee to ensure that the performance targets establish challenging goals and thereby align the interests of our executives with the interests of our stockholders.

The following table shows each NEO’s maximum executive bonuses for 2019, 2020 and 2021 and the percentage change from the prior year:

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	2019		2020		2021
Name	$(1)	Change (%)	$(1)	Change (%)	$(1)	Change (%)
Dr. Keh-Shew Lu	1,820,626	10%	1,820,625	—	1,820,625	—
Brett R. Whitmire	392,000	N/A	403,200	2.9%	411,600	2.1%
Julie Holland	546,700	22%	546,700	—	546,700	—
Francis Tang	546,700	10%	546,700	—	546,700	—
Gary Yu	N/A	N/A	N/A	N/A	462,000	—

(1) In 2017, the Compensation Committee redesigned our executive bonus plan to determine actual payouts using a formula based on financial metrics (80%) and specific strategic targets (20%).

This executive bonus plan is operated pursuant to the 2013 Plan which permits the grant of cash awards. See “Executive Compensation – Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table – 2013 Equity Incentive Plan.” The executive bonus formula used performance criteria approved by our stockholders.

In early 2022, the Compensation Committee reviewed the design of our annual incentive plan for 2022. No changes were made to the target awards as a percentage of base salary, the financial objectives, the strategic objectives, or the relative weight of the financial objectives as compared to the strategic objectives. The weighting of the Non-GAAP diluted earnings per share financial metric will be 77% to emphasize profitability, the weighting of net sales will be 18% and CSER will be 5%. The Compensation Committee feels these measures reflect the Company’s longer-term goal of achieving a 40% gross margin and the increased focus on corporate governance. Due to the sensitivity of earnings per share and net sales forecasts and the correlation of earnings per share to our stock price, the 2021 targets are not being disclosed at this time. However, the targets will be disclosed at the end of the performance period along with the achievement levels against such targets.

Long-Term Incentive (LTI) Plan

Under the Company's 2013 Plan, the Company may grant any type of equity award whose value is derived from the value of the Common Stock of the Company, including, but not limited to, shares of Common Stock, stock options, stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance stock units (“PSUs”) and restricted stock. Equity awards encourage our NEOs to execute on longer-term financial goals that drive stockholder value creation and support our retention strategy.

In February 2021, the Committee granted long-term incentive (“LTI”) awards to certain executive officers. Each LTI award consisted of (1) restricted stock units (“RSUs”) which vest over four years and (2) performance stock units (“PSUs”) which contain a performance-based vesting condition under which the PSUs will vest upon the Company achieving a cumulative 3-year Non-GAAP operating income target for 2021-2023.

In February 2021, the Compensation Committee reviewed the design of our LTI plan for 2021, with the assistance of CAP. No changes were made to the structure of the plan compared to 2020, except for a change to the 3-year Non-GAAP operating income target for 2021-2023 and a change in our peer group.

For fiscal 2019, the cumulative 3-year Non-GAAP earnings per share target was substantially increased over the corresponding objective for the prior year to ensure that the performance targets establish challenging goals and thereby align the interests of our executives with the interests of our stockholders. For fiscal 2020, the cumulative 3-year Non-GAAP earnings per share was reduced compared to 2019 to reflect current market conditions. For fiscal 2021, the cumulative 3-year Non-GAAP earnings per share were increased to reflect current market conditions.

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The following chart illustrates the structure of the plan for 2019, 2020 and 2021. The structure of the LTI awards is the same for the CEO and all other NEOs.

LTI Plan Structure
Weighting	Equity Vehicles	Metrics
50%	Performance-Based Stock Units: Vest according to actual performance compared to pre-established, three‐year absolute financial performance targets.	For the 2019‐2021 award cycle, the Compensation Committee chose a Non-GAAP operating income target of $390.6 million, and increased this target for 2021-2023.
50%	Time-Based Restricted Stock Units: Vest ratably over a four‐year period (i.e., 25% on each anniversary of the award).	N/A

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The actual amount of performance-based awards that are earned and vest will be driven by the achievement of the performance metrics at the end of the three-year performance period relative to our three-year absolute performance goals:

Annual Incentives – Financial and Strategic Performance & Payout Ranges
Performance Level	Range of Payout*
Below 60% of Target	0% payout
From 60% to 100% of Target	50% to 100% payout
From 100% to 140% of Target	100% to 200% payout
Above 140% of Target	200% payout (capped)

*Performance between 60% and 100% of target and between 100% and

140% of target is interpolated between the end points identified above.

The following table sets forth the number of shares subject to RSUs and PSUs granted to each NEO in 2020, 2021 and 2022, the grant date fair value of such awards, and the percentage change in such shares and such value from the prior year:

		2020			2021			2022
Name	Shares/ Value	RSUs	PSUs	Change % (1)	RSUs	PSUs	Change % (1)	RSUs	PSUs	Change % (1)
Dr. Keh-Shew Lu	#	53,100	53,100	-10%	32,000	32,000	-40%	32,000	32,000	—
		$2,627,919	2,627,919	9%	2,546,240	2,546,240	-3%	2,938,240	2,938,240	15%
Brett R. Whitmire	#	10,800	10,800	-10%	7,600	7,600	-30%	7,600	7,600	—
		$534,492	534,492	9%	604,732	604,732	13%	697,832	697,832	15%
Julie Holland	#	15,300	15,300	-10%	9,200	9,200	-40%	9,200	9,200	—
		$757,197	757,197	9%	732,044	732,044	-3%	844,744	844,744	15%
Francis Tang	#	15,300	15,300	-10%	7,600	7,600	-50%	7,600	7,600	—
		$757,197	757,197	9%	604,732	604,732	-20%	697,832	697,832	15%
Gary Yu	#	N/A	N/A	N/A	8,500	8,500	N/A	8,500	8,500	—
	$	N/A	N/A	N/A	676,345	676,345	N/A	780,470	780,470	15%

(1) Represents the combined number of shares subject to RSUs and PSUs for the given year and the combined grant date values of such RSUs and PSUs, compared to the combined number of shares subject to awards and the combined grant date values of such awards for the prior year.

The Compensation Committee believes that both performance-based and time-based awards are appropriate equity vehicles for a portion of long-term incentive compensation for the Company’s executive officers because both such awards align executive officers’ interests with the interests of stockholders by focusing executive officers on long-term Company performance. The value of these awards increases if the Company’s stock price increases, and the value of these awards decreases if the stock price declines. Time-based awards also serve to retain executive officers because they provide executive officers some economic value (if time-based vesting requirements are met) regardless of stock price changes. Performance-based awards encourage NEOs to achieve the specific pre-determined performance objectives selected by the Compensation Committee.

The Compensation Committee’s policy is to grant equity awards annually in recognition of each executive officer's current and potential contributions to the Company. To encourage retention, stock option and restricted stock awards are subject to a four-year time-based vesting requirement in addition to any performance-based vesting requirement.

In determining equity awards in 2020, 2021 and 2022, the Compensation Committee first reviewed the NEOs’ equity awards in light of the executive compensation philosophy that the total compensation (i.e., the aggregate of all cash and equity awards) of the NEOs and all other executive officers should be competitive at the median (50th percentile) with the total compensation paid to executive officers with comparable duties paid by similarly sized companies in the semiconductor industry. The number of RSU and PSU awards is adjusted to reflect the Company’s stock price at the time the award is granted. The Compensation Committee noted that in 2021, the Company integrated LSC, contended with the

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impact of the COVID 19 pandemic, increased net sales from the automotive market, expanded internal manufacturing, increased market share and developed new products.

The Compensation Committee then reviewed each NEO’s personal performance and contribution to the Company. When doing its review, the Compensation Committee believes that target compensation should be competitive with that being offered to individuals with comparable roles in semiconductor companies with which we compete for talent. This is done to ensure we employ the best people to lead to our success. The Compensation Committee reviews the allocation between cash and non-cash components of the NEO’s compensation, and the size, term and value of the awards made in prior years. The Compensation Committee believes that each NEO made meaningful contributions in each area of his or her responsibilities to the growth and profitability of the Company. The Compensation Committee believes that it has appropriately valued the cash awards and equity awards granted in 2020, 2021 and 2022 consistent with the Company’s compensation objectives and philosophy.

COMPENSATION REVIEW PROCESS

When making individual compensation decisions for NEOs, the Compensation Committee takes many factors into account, including the performance of the Company as a whole, the current market conditions, the executive officer’s experience, responsibilities, management abilities and job performance, and pay levels for similar positions at comparable companies. The Compensation Committee does not assign any particular formula or weight to the foregoing factors.

The Role of the Compensation Committee The Compensation Committee determines the compensation for the executive officers, including the NEOs. The Compensation Committee meets in an executive session at the beginning of each fiscal year to:

•
Evaluate the performance of the NEOs and all other executive officers during the prior fiscal year;
•
Determine their final annual bonuses, if any, for the prior fiscal year;
•
Determine the threshold, target and maximum bonus opportunity for the current fiscal year for each executive officer as a percentage of base salary, the performance objectives and the formula for computing the bonus; and
•
Determine the mix of stock options, restricted shares and/or restricted stock units to be granted in the current year, the portion of such equity compensation that will be time-vested or performance-based, and the performance objectives.

At the end of each fiscal year, the Compensation Committee:

•
Certifies satisfaction of the performance objectives; and
•
Determines the annual bonuses, if any, for all executive officers for such fiscal year.

The Compensation Committee may meet from time to time during the year to assess the adequacy of the Company’s compensation for all executive officers.

The Role of Management The Compensation Committee discusses with, and takes into consideration, the recommendations of the CEO concerning the annual evaluation of the executive officers, except for matters related to his own evaluation and compensation. The CEO has a role in determining executive compensation because he evaluates employee performance, recommends performance goals and objectives, and recommends salary levels, bonuses and incentive awards of the executive officers, other than himself.

The Role of the Independent Consultant To gain a perspective on external pay levels, emerging practices and regulatory changes, our Compensation Committee engages from time to time outside executive compensation consultants that are independent under the SEC and NASDAQ Stock Market rules to provide benchmark and survey information and advise the Compensation Committee as it conducts its review of our executive compensation programs. The Compensation Committee retained Pearl Meyer and Partners, LLC (“Pearl Meyer”) in mid-2016 and CAP in January 2020. Pearl Meyer advised the Compensation Committee on market best practices and the development of a program that would be directly responsive to stockholder feedback, and CAP advised the Compensation Committee as to the composition of the 2020

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Peer Group and compared our 2020 projected executive compensation to that of our 2020 Peer Group, as defined below. Pearl Meyer and CAP each was selected by and reported directly to the Compensation Committee. The individuals at Pearl Meyer and CAP who provided compensation consulting services to the Compensation Committee provide no other services to the Company or its subsidiaries.

The Compensation Committee’s reason for updating the benchmarking/survey information at least every three years as opposed to every year is that the Compensation Committee does not believe that the executive compensation benchmark or the comparable companies are likely to have significant changes over just a one or two year period.

In accordance with its charter, the Compensation Committee analyzed whether the work of Pearl Meyer and CAP as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Pearl Meyer and CAP; (ii) the amount of fees from the Company paid to Pearl Meyer and CAP as a percentage of the firm’s total revenue; (iii) Pearl Meyer’s and CAP’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer and CAP or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer and CAP or the individual compensation advisors employed by the firm. The Compensation Committee has determined based on its analysis of the above factors, that the work of Pearl Meyer and CAP and the individual compensation advisors employed by Pearl Meyer and CAP as compensation consultants to the Company has not created a conflict of interest.

Selection of Peer Group The Compensation Committee reviews data concerning the pay practices among semiconductor companies of similar size to the Company. Below is the Company's current peer group (the “2021 Peer Group”):

Peer Group
Alpha and Omega Semiconductor Limited	Plantronics, Inc.
Cirrus Logic, Inc.	Qorvo, Inc.
Infinera Corporation	Semtech Corporation
Littelfuse, Inc.	Silicon Laboratories Inc.
Marvell Technology Incorporated	Skyworks Solutions, Inc.
Microchip Technology Incorporated	Synaptics Incorporated
Monolithic Power Systems, Inc.	Vishay Intertechnology, Inc.
On Semiconductor Corporation	Wolfspeed, Inc.

(1) For the 2021 Peer Group, the median revenue as reported in the most recently available Annual Report filed on Form 10-K with the SEC was $1.4 billion. For the year-ended December 31, 2021, period Diodes’ revenue was $1.8 billion.

ADDITIONAL BENEFITS AND PERQUISITES

Executive officers are entitled to reimbursement for all reasonable and documented business expenses and paid time off in accordance with the Company’s policies (which are also applicable to all employees). Certain executive officers are also provided additional executive benefits and perquisites. For fiscal 2021, the Company provided the following benefits and perquisites to the NEOs:

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Benefit	Description
Automobile Allowance	• $1,300 per month for Chairman, President, and Chief Executive Officer • $1,000 per month for certain NEOs •$600 per month for certain Senior Vice President of World Wide Sales
Health Insurance	• Corporate group insurance
Dental Insurance	• Corporate group insurance
Vision Insurance	• Corporate group insurance
Employee Assistance Program	• Corporate employee assistance program
Retirement Plans

• 401(k) Plan matching contributions of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll (subject to regulations of the Internal Revenue Service)

• Discretionary 401(k) contribution, the amount of which is to be determined each year. For 2021, no discretionary contributions were made.

Deferred Compensation Plan	• Defer receipt of a portion of salary, cash bonus, equity or other specified compensation. • Discretionary contribution made by the Company. For 2021, no discretionary contributions were made.
Life Insurance	• Corporate group life insurance in the amount of $700,000
Accidental Death and Dismemberment	• Insured in the amount of $700,000
Business Travel Accident Insurance	• $1,000,000 for accidental death and dismemberment • $500,000 for permanent total disability • $500 per week for up to 52 weeks of accident total disability
Short-Term Disability Insurance	• After elimination period of seven days, 66-2/3% of weekly earnings are paid to a maximum of $3,750 per week.
Long-Term Disability Insurance

• After elimination period of 180 days, 66-2/3% of basic monthly earnings to a maximum of $15,000 per month (and the duration of such benefit is based on such NEO’s age on the date of his or her disability).

Executive Health Reimbursement

• Reimbursement of certain enhanced medical services intended to promote the executive's health and well-being up to the annual maximum reimbursement limits as follows:

• $6,000 for CEO

• $3,000 for Other Executive Officers

The additional benefits and perquisites provided to NEOs for fiscal 2021 accounted for a nominal amount of the NEOs’ total compensation. The Compensation Committee believes that these benefits and perquisites are consistent with the Compensation Committee’s philosophy to provide a competitive compensation package.

BEST PRACTICES

For a description of the Company’s anti-hedging, anti-pledging, anti-short selling, stock ownership, stock retention and clawback policies, see “Corporate Governance – Corporate Policies.”

COMPENSATION RISK ASSESSMENT

The Compensation Committee has conducted an annual compensation risk assessment and concluded that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee took into account the significant proportion of the annual compensation that is based on equity incentives that have long maturities and vesting periods, and the Company’s clawback, stock retention and stock ownership policies that align the NEO’s and other executive officers’ compensation with the interests of the Company’s stockholders.

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POST-TERMINATION AND CHANGE- IN-CONTROL PAYMENTS

The Compensation Committee believes that a change-in-control transaction would create uncertainty regarding the continued employment of the Company’s executive officers. This is because many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Company’s executive officers to remain employed with the Company during an important time when their continued employment in connection with, or following, a transaction is often uncertain, and to help keep the Company’s executive officers focused on Company business rather than on their personal financial security, the Compensation Committee believes that providing certain of the Company’s executive officers with severance benefits upon certain terminations of employment following an actual or potential change-in-control transaction is in the best interests of the Company and its stockholders.

Dr. Lu entered into his current employment agreement with the Company as of July 21, 2015 to replace his expired 2009 employment agreement. In the event that Dr. Lu’s employment by the Company is terminated (a) by the Company for "cause" (as defined), or (b) by him other than for "good reason" (as defined), or (c) due to his death, neither the Company nor he shall have any remaining duties or obligations under the employment agreement, except that:

a)
the Company shall promptly pay or provide to Dr. Lu, or his estate, the annual base salary, prorated through the date of termination,
b)
the Company shall pay to Dr. Lu, or his estate, any amount payable under an executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination,
c)
all stock-based compensation previously granted to Dr. Lu shall continue to be governed by the applicable award agreement, and
d)
Dr. Lu shall continue to be bound by the restrictions on the use of trade secrets, “competitive activities” (as defined) and solicitation of employees and independent contractors.

In the event that Dr. Lu’s employment by the Company is terminated by (a) the Company other than for "cause" including a termination by the Company due to Dr. Lu’s “Disability” (as defined), or (b) Dr. Lu for "good reason" (as defined), neither the Company nor Dr. Lu shall have any remaining duties or obligations under the agreement, except that:

1)
clauses (a) through (d) in the preceding paragraph shall each be applicable,
2)
the Company shall continue to pay or provide to Dr. Lu, or his estate, the annual base salary during the period commencing on the 60th day after the effective date of such termination and ending on the first anniversary of such effective date such that an aggregate total of 12 months of base salary are provided, and
3)
the Company shall provide to Dr. Lu continued participation in any group health plan or medical reimbursement plan on the terms existing on the date of termination for the period commencing on the effective date of such termination and ending on the earlier of 18 months thereafter or the date that the Company is otherwise unable to continue to cover him under its group health plans without penalty under applicable law.
4)
The term of Dr. Lu’s employment agreement commenced on July 21, 2015 and shall end on May 31, 2022, unless sooner terminated as provided in the agreement or due to death. Employment is “at will” and may be terminated by either the Company or Dr. Lu at any time. See Exhibits 99.1 to the Current Reports on Form 8-K filed with the SEC on July 27, 2015 and February 27, 2017 for a complete copy of the employment agreement and the Amendment thereto between the Company and Dr. Lu.

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TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Compensation Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to an executive officer to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company. The stockholders of the Company have approved each of the Company's incentive plans for the purpose of qualifying those plans under Code Section 162(m). To qualify for deductibility under Code Section 162(m), the performance goals must be established no later than 90 days from the beginning of the performance period.

While the Compensation Committee has in the past generally intended that all compensation be deductible, there will be instances where potentially non-deductible compensation is provided to reward our NEOs consistent with our compensation philosophy for each compensation element. Moreover, the Tax Act substantially revised Code Section 162(m). As a result of the Tax Act revisions, effective as of 2018, (1) the commission and performance-based exceptions have been removed (effectively eliminating the tax deduction for annual compensation which is in excess of $1 million), and (2) the group of executives covered by Code Section 162(m) includes the chief executive officer, the chief financial officer, the three other most highly compensated executive officers, and anyone who was previously a covered executive officer with the Company. While the Tax Act provides some limited transitional relief for certain performance-based compensation awards that may be grandfathered from the elimination of the performance-based compensation exception, this relief is limited and may not be applicable. Therefore, despite the Compensation Committee’s past efforts to structure executive team incentive awards in a manner intended to be exempt from Code Section 162(m) and therefore not subject to its deduction limits, no assurance can be given that compensation which is in excess of the annual $1 million compensation limit will in fact be deductible. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Code Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Nonqualified Deferred Compensation For a discussion of the Company's nonqualified deferred compensation arrangements, see “Executive Compensation – Nonqualified Deferred Compensation.”

Accounting for Share-Based Compensation The Company uses the Black-Scholes-Merton option-pricing model to determine the fair value of stock options on the date of grant. The amount recognized for financial statement reporting purposes for restricted stock and performance stock grants is calculated by multiplying the number of shares subject to the grant by the closing price of the Company’s Common Stock on the grant date.

Limited Change-in-Control Benefits We provide limited change-in-control severance benefits to Company’s executive officers and do not provide any related tax gross-ups. See “Compensation Discussion and Analysis – Additional Benefits and Perquisites.”

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REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee of the Board does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dated: April 3, 2022	Respectfully submitted,

The Compensation Committee

Michael K.C. Tsai, Chairman
Warren Chen
Christina Wen-Chi Sung

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EXECUTIVE COMPENSATION

The table below summarizes the compensation for each of the last three fiscal years of (1) each person who served as the Company’s principal executive officer or the Company’s principal financial officer during 2021, (2) the Company’s three other most highly compensated executive officers who were serving as executive officers at the end of 2021 (excluding the amount in column (h)), and (3) up to two additional individuals for whom disclosure would have been required under clause (2) but for the fact that the individual was not serving as an executive officer at the end of fiscal 2020 (collectively, “NEOs”).

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Stock Awards ($) (3) (e)	Option Awards ($) (3) (f)	Non-Equity Incentive Plan Compensation ($) (2) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (6) (i)	Total ($) (j)
Keh-Shew Lu	2021	728,250	168,058	5,092,480	—	1,675,630	1	96,461	7,760,879
Chairman, President and	2020	728,250	—	5,255,838	—	1,453,201	22	102,927	7,540,216
Chief Executive Officer	2019	723,713	28,010	4,842,720	—	1,479,584	135	70,032	7,144,059
Brett R. Whitmire	2021	293,030	67,846	1,209,464	—	378,820	—	49,598	1,998,759
Chief Financial Officer	2020	286,685	—	1,068,984	—	305,738	—	45,861	1,707,268
	2019	264,207	10,769	984,960	—	312,502	—	42,089	1,614,527
Julie Holland	2021	390,500	90,115	1,464,088	—	503,161	955	30,517	2,478,381
Senior Vice President,	2020	390,500	—	1,514,394	—	436,369	770	28,326	2,369,589
Corporate Operations	2019	380,196	15,019	1,395,360	—	435,829	1,194	24,602	2,251,006
Francis Tang	2021	390,500	90,115	1,209,464	—	378,820	97,892	27,729	2,096,628
Senior Vice President,	2020	390,500	—	1,514,394	—	414,551	72,652	25,659	2,345,104
World Wide Discrete Products	2019	388,067	15,019	1,395,360	—	401,978	98,216	23,604	2,224,028
Gary Yu (4)	2021	316,066	76,154	1,352,690	—	425,206	—	15,076	2,185,193

(1) Each executive officer’s salary is established in February of each year. Amounts shown represent the amounts earned in each fiscal year. Effective February 1, 2022, the base salaries for Dr. Lu and Messrs. Whitmire, Tang and Yu were $760,000, $310,000. 400,000 and $350,000, respectively, and Ms. Holland was $390,500 and $400,000, respectively.

(2) The amount shown is the actual cash bonus paid for 2021. This amount consists of any performance-based bonus and any discretionary bonus. Under the executive bonus formula that established the target bonus for each executive officer (i) 80% of the bonus was tied to the financial metrics of the Company and (ii) 20% of the bonus was tied to individual goals for each NEO. See “Compensation Discussion and Analysis – Principal Components of Compensation – Annual (Bonus) Incentive Plan.”

(3) These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each NEO has actually realized a financial benefit from the awards. The value of the equity awards in columns (e) and (f) is based on the grant date fair value calculated in accordance with the amount recognized for financial statement reporting purposes. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported in the Stock Awards column (e) above (in the form of RSUs and PSUs) are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. See Note 14, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2022, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. All restricted stock and option awards vest in four equal annual installments after the date of grant. Performance-based equity awards vest according to actual performance compared to pre-established, three‐year absolute financial performance targets.

(4) Mr. Yu was appointed an NEO in February 2022.

(5) Certain of the Company’s executive officers receive personal benefits in addition to salary, cash bonuses and share-based compensation, consisting of automobile allowance, medical insurance, dental insurance, vision insurance, employee assistance program, taxable per diem, contributions under the Company’s retirement plans, deferred compensation plan, life insurance payable at the direction of the employee, accidental death and dismemberment insurance (“AD&D”), business travel accident insurance, and short-term and long-term disability insurance. The amount shown in column (i) for “All Other Compensation” includes benefits summarized in the following table for each``.

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The table below sets forth the detail of “All Other Compensation” for each NEO.

Name	Year	Auto Allowance ($)	Health Insurance ($)(1)	Retirement Plans ($)	Life and Disability Insurance ($)(2)	Per Diem ($)(3)	Total ($)(4)
Keh-Shew Lu	2021	15,600	16,055	8,700	2,762	53,344	96,461
	2020	15,600	14,347	8,550	2,762	61,668	102,927
	2019	15,600	13,440	8,400	2,762	29,830	70,032
Brett R. Whitmire	2021	12,000	26,148	8,700	2,751	—	49,598
	2020	12,000	22,562	8,550	2,749	—	45,861
	2019	12,000	18,958	8,400	2,731	—	42,089
Julie Holland	2021	—	19,055	8,700	2,762	—	30,517
	2020	—	17,015	8,550	2,762	—	28,327
	2019	—	13,440	8,400	2,762	—	24,602
Francis Tang	2021	—	16,267	8,700	2,762	—	27,729
	2020	―	14,347	8,550	2,762	—	25,659
	2019	—	12,442	8,400	2,762	—	23,604
Gary Yu	2021	3,600	15	8,700	2,762	—	15,076

(1) Consists of medical, dental, and vision insurance, as well as employee assistance program.

(2) Consists of life, AD&D, business travel accident, and short-term and long-term disability insurance.

(3) Taxable per diem amounts consist of amounts paid to Dr. Lu for reimbursements while staying at his personal residence while traveling on Company business.

(4) The total does not include change in deferred compensation plan benefit value, if any, which is immaterial.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity incentive plan and the 2013 Plan during 2021:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(3)	All Other Option Awards: Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (1) (l)
Keh-Shew Lu	2/8/2021	455,157	910,313	1,820,626	16,000	32,000	64,000	32,000	—	—	5,092,480
Brett R. Whitmire	2/8/2021	102,900	205,800	411,600	3,800	7,600	15,200	7,600	—	—	1,209,464
Julie Holland	2/8/2021	136,675	273,350	546,700	4,600	9,200	18,400	9,200	—	—	1,464,088
Francis Tang	2/8/2021	136,675	273,350	546,700	3,800	7,600	15,200	7,600	—	—	1,209,464
Gary Yu	2/8/2021	—	—	—	4,250	8,500	17,000	8,500	—	—	1,352,690

(1) These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each NEO has actually realized a financial benefit from the awards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Grant date fair value reported for stock awards in the form of RSUs and PSUs is calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. See Note 14, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2022, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. All stock option and RSU awards vest in four equal annual installments. Vesting of performance-based equity awards is subject to certain performance criteria being met over a three-year cumulative period.

CEO Pay Ratio

At the end of 2021 Diodes had approximately 9,690 employees worldwide, including approximately 4,800 direct labor personnel, located mainly in Asia. The annual total compensation for our median employee for 2021 was $20,448 and $7,760,879 for our CEO. The resulting ratio of our CEO’s pay to the pay of our median employee for 2021 was 380 to 1.

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The annual total compensation for our median US employee for 2021 was $192,065 and the resulting ratio of our CEO’s pay to the pay of our median US employee for 2021 was 40 to 1.

We identified the median employee by examining the 2021 compensation data for all individuals, excluding our CEO, who were employed by us as of December 31, 2021. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any cost-of-living adjustments in identifying the median employee. We also did not make any assumptions or adjustments with respect to total cash compensation. We calculated the median employee’s annual total compensation using the same methodology we use for our NEOs as set forth in the 2021 Summary Compensation Table in this Proxy Statement.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

CEO Employment Agreement

2017 Amendment. On February 22, 2017, the Company and Dr. Lu entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement between the Company and Dr. Lu dated as of July 21, 2015, as described below. The Amendment provided for the replacement of the 2015 Awards covering 700,000 shares of the Company’s Common Stock granted to Dr. Lu on July 21, 2015 with the Modified Awards covering 62,905 shares, all pursuant to the Company’s 2013 Plan. The Modified Awards had more stringent vesting and performance criteria than the 2015 Awards they replaced. The Modified Awards replaced the 2015 Awards and, therefore, were to be Dr. Lu’s annual equity incentive award granted for 2015. See Exhibit 99.1 to the Current Report on Form 8-K filed on February 27, 2017.

The terms of performance-based awards state that within ninety days after the end of the performance period, the Compensation Committee shall determine the degree to which Target Performance has been achieved (such date of determination is the “Determination Date”) and that will also be the date of vesting for the target number of PSUs (the “Target Award”). These shares were released during February 2020.

The terms of performance-based awards state that the Target Award will vest if the Target Performance is achieved. 50% of the Target Award will vest upon achievement of 80% of the Target Performance, and 200% of the Target Award will vest upon achievement of 120% of the Target Performance. Upon achievement of between 80% and 100%, and between 100% and 120%, of Target Performance, the percentage of the Target Award that vests will be decreased or increased on a pro rata basis, with no vesting or payout upon achievement of below 80% of Target Performance and with vesting and payout limited to 200% of the Target Award if the Target Performance exceeds 120%. If either a Qualifying Termination or a Change in Control, as defined, occurs before the end of the three-year performance period, then the Target Performance and Target Award shall each be pro-rated based on the number of days within the performance period that have elapsed as of the end of the calendar month before the Qualifying Termination or Change in Control.

Upon termination at any time before the earlier of a Qualifying Termination or Change in Control or the Determination Date, all then unvested PSUs shall be forfeited.

The Company satisfied the performance criteria, at the 200% level, and the 125,810 shares were released in February 2020.

2015 Employment Agreement. The following is a summary of Dr. Lu’s employment agreement entered into on July 21, 2015, that was amended as described above on February 22, 2017. Prior to the Amendment, the employment agreement provided that Dr. Lu would be entitled to (i) receive an annual base salary of $623,000 (changed to $660,750 by the Amendment) (subject to increase in the discretion of the Company's Board of Directors), (ii) receive grants of the 2015 Awards, covering 700,000 shares of the Company’s Common Stock (replaced with the Modified Awards covering 62,905 shares), (iii) participate in any executive bonus plan of the Company and maintain continued eligibility for additional equity compensation grants, (iv) receive reimbursement for all reasonable and documented business expenses, (v) receive paid vacation in accordance with the Company's vacation policy for employees, (vi) participate in all plans and programs

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sponsored by the Company for employees in general, (vii) receive a life insurance policy with a death benefit in the amount in effect on the date of the employment agreement ($700,000), and (viii) receive a disability insurance policy in the maximum insurable amount.

The term of Dr. Lu’s employment agreement commenced on July 21, 2015 and shall end on May 31, 2022, unless sooner terminated as provided in the agreement or due to death. Employment is “at will” and may be terminated by either the Company or Dr. Lu at any time. See Exhibits 99.1 to the Current Reports on Form 8-K filed with the SEC on July 27, 2015 and February 27, 2017 for a complete copy of the employment agreement and the Amendment thereto between the Company and Dr. Lu.

Executive Bonus Plan

For a description of the Company’s executive bonus plan, including the amount granted to NEOs in 2019, 2020, and 2021, and the method for determining the executive bonuses, see “Compensation Discussion and Analysis – Principal Components of Compensation – Annual (Bonus) Incentive Plan.”

2022 Equity Incentive Plan

For a description of the proposed 2022 Equity Incentive Plan, see "Proposal Two - Approval of the 2022 Equity Incentive Plan."

2013 Equity Incentive Plan

At the 2017 annual meeting of stockholders, the Company stockholders approved an amendment and restatement of the Diodes Incorporated 2013 Plan to grant stock-based incentive awards to our employees, consultants and directors (collectively, “Selected Participants”). The 2013 Plan was previously approved by our Board on April 14, 2013 and by the stockholders at the annual meeting held on May 29, 2013. A brief overview of the 2013 Plan follows:

The purpose of the 2013 Plan is to promote our long-term success and the creation of stockholder value by:

•
Attracting and retaining the services of key employees who would be eligible to receive grants as Selected Participants,
•
Motivating Selected Participants through equity-based compensation that is based upon the performance of our Common Stock, and
•
Further aligning Selected Participants’ interests with the interests of our stockholders, through the award of equity compensation grants which increases their proprietary interest in the Company, to achieve long-term growth over short-term performance.
•
If the Diodes 2002 Equity Incentive Plan is approved by the stockholders at the Meeting, the 2022 Plan will become effective as no further awards will be issued under the 2013 Plan. See "Proposal Two."

Certain Key Features of the 2013 Plan are summarized as follows:

•
If not terminated earlier by the Board, the 2013 Plan will terminate on May 28, 2023.
•
Up to a maximum aggregate of 12,000,000 shares of Common Stock may be issued under the 2013 Plan. However, a share that is issued pursuant to an award other than a stock option or SAR shall count as 1.84 shares against this limit.
•
The 2013 Plan will generally be administered by a committee comprised solely of independent members of the Board. This committee will be the Compensation Committee unless otherwise designated by the Board (the “2013 Plan Committee”). The Board or the 2013 Plan Committee may designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 or are not “Covered Employees” (as defined under the Code) Section 162(m)). As so amended by the Tax Act, Code Section 162(m) now provides that Covered Employees are anyone who served as the principal executive officer, the principal financial officer and each of the other three most highly compensated officers.

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•
Employees, consultants and Board members are eligible to receive awards, provided that the 2013 Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.
•
Awards may consist of incentive stock options (“ISOs”), nonstatutory stock options (“NQSOs”), restricted stock, stock units, SARs, other equity awards and/or performance-based cash awards.
•
Stock options and SARs may not be granted at a per share exercise price below the fair market value of a share of our Common Stock on the date of grant.
•
Stock options and SARs may not be repriced or exchanged without stockholder approval.
•
The maximum exercisable term of stock options and SARs may not exceed eight years.
•
Awards are subject to the recoupment of compensation policies of the Company.
•
The 2013 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for Delaware’s conflict of law provisions.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2013 Plan. The 2013 Plan Committee determines, in its discretion, the Selected Participants who will be granted awards under the 2013 Plan. As of the Record Date, all employees (including eight executive officers) and seven non-employee directors were eligible to participate in the 2013 Plan. With respect to our non-employee directors, the 2013 Plan provides that any non-employee director cannot receive awards in any fiscal year that in the aggregate exceed 240,000 shares for the Chairperson, 160,000 shares for the Vice Chairperson, and 20,000 for other non-employee directors. If the Board affirmatively acts to implement such a process, the 2013 Plan also provides that non-employee directors may elect to receive stock grants or stock units (which would be issued under the 2013 Plan) in lieu of fees that would otherwise be paid in cash.

401(k) Plan and Other Retirement Plans

The Company maintains a 401(k) Plan for the benefit of qualified employees at our U.S. locations. Employees who participate in the 401(k) Plan may elect to make salary deferral contributions to the 401(k) Plan up to 100% of the employees’ eligible payroll subject to annual Internal Revenue Code maximum. We currently make a discretionary matching contribution of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll, which vests over an initial four years. In addition, we may make a discretionary contribution to the entire qualified employee pool, in accordance with the 401(k) Plan. As stipulated by the regulations of the People’s Republic of China, we maintain a retirement plan pursuant to the local municipal government for the employees in China. We are required to make contributions to the retirement plan at a rate between 10% and 22% of the employee’s eligible payroll. Pursuant to the Taiwan Labor Standard Law and Factory Law, we maintain a retirement plan for the employees in Taiwan, whereby we make contributions at a rate of 6% of the employee’s eligible payroll.

Defined Benefit Plan

We maintain plans covering certain of our employees in the U.K. The overfunded or underfunded status of pension and postretirement benefit plans are recognized on the balance sheet. Actuarial gains and losses, and prior service costs or credits, are recognized in other comprehensive income (loss), net of tax effects, until they are amortized as a component of net periodic benefit cost. For financial reporting purposes, the net pension and supplemental retirement benefit obligations and the related periodic pension costs are calculated based upon, among other things, assumptions of the discount rate for plan obligations, estimated return on pension plan assets and mortality rates. These obligations and related periodic costs are measured using actuarial techniques and assumptions. The projected unit credit method is the actuarial cost method used to compute the pension liabilities and related expenses. The expected long-term return on plan assets was determined based on historical and expected future returns of the various asset classes. The plan’s investment policy includes a mandate to diversify assets and invest in a variety of asset classes to achieve its expected long-term return and is currently invested in a variety of funds representing most standard equity and debt security classes. Trustees of the plan may make changes at any time. As part of the LSC acquisition we have assumed the liability

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associated with a defined benefit plan for certain LSC employees. The net liability assumed was approximately $4.7 million, as of December 31, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by NEOs as of December 31, 2021:

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexcercisable (#) (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, of Other Rights That Have Not Vested ($) (j)
Keh-Shew Lu	—	—	—	—	—	15,750	1,729,508	59,000	6,478,790
	—	—	—	—	—	29,500	3,239,395	53,100	5,830,911
	—	—	—	—	—	39,825	4,373,183	32,000	3,513,920
	—	—	—	—	—	5,063	555,968	—	—
	—	—	—	—	—	32,000	3,513,920	—	—
						5,000	549,050	—	—
Brett R. Whitmire	—	—	—	—	—	600	65,886	12,000	1,317,720
	—	—	—	—	—	6,000	658,860	10,800	1,185,948
	—	—	—	—	—	8,100	889,461	7,600	834,556
	—	—	—	—	—	7,600	834,556	—	—
Julie Holland	—	—	—	—	—	3,250	356,883	17,000	1,866,770
	—	—	—	—	—	8,500	933,385	15,300	1,680,093
	—	—	—	—	—	11,475	1,260,070	9,200	1,010,252
	—	—	—	—	—	9,200	1,010,252	—	—
Francis Tang	—	—	—	—	—	4,500	494,145	17,000	1,866,770
	—	—	—	—	—	8,500	933,385	15,300	1,680,093
	—	—	—	—	—	11,475	1,260,070	7,600	834,556
	—	—	—	—	—	7,600	834,556	—	—
Gary Yu	—	—	—	—	—	1,000	109,810	8,500	933,385
	—	—	—	—	—	2,000	219,620	—	—
	—	—	—	—	—	6,000	658,860	—	—
	—	—	—	—	—	8,500	933,385	—	—

(1) Equity awards vest in four equal annual installments on the first four anniversary dates of the date of grant. Performance-based awards can pay out between 0% and 200% of target, based on actual performance compared to pre-established, three-year financial performance targets.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding exercises of options and vesting of RSU or PSUs held by NEOs during the year ended December 31, 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Keh-Shew Lu	180,000	10,223,644	187,189	15,371,419
Brett R. Whitmire	—	—	7,050	582,413
Julie Holland	—	—	40,154	3,304,261
Francis Tang	—	—	53,129	4,368,768
Gary Yu	—	—	5,100	403,665

(1) Value realized on exercise or vesting is calculated by (i) multiplying the number of shares acquired upon exercise or vesting by (ii) the difference between the closing price of the Common Stock of the Company on the transaction date and the exercise price, if any, and does not necessarily reflect the actual value realized. The actual value ultimately realized depends upon the number of shares actually sold by each NEO, if any. In addition to time requirements, in order for performance-based equity awards to vest, certain performance criteria must be met.

Equity Compensation Plan Information

The following table sets forth information with respect to shares of Common Stock that may be issued under the Company’s equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	1,313,324	(1)	$27.92	(2)	2,230,763	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	1,313,324		$27.92		2,230,763

(1) Shares issuable pursuant to outstanding options and awards under the 2001 Incentive Plan and the 2013 Plan as of December 31, 2021.

(2) Weighted average exercise price based on 5,000 stock options outstanding at December 31, 2021.

(3) Represents shares of Common Stock that may be issued pursuant to future awards under the 2013 Plan.

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NONQUALIFIED DEFERRED COMPENSATION

The Company maintains a nonqualified deferred compensation plan, which permits the Board and eligible employees, including the NEOs, to voluntarily elect to defer up to 75% of base salary, and up to 100% of cash bonuses and stock awards until designated future dates, provided that their total deferrals do not reduce their total compensation below the amount necessary to satisfy obligations such as employment taxes and benefit plan payments. Amounts deferred are credited with earnings or losses based on the participant’s investment allocation among investment options, which may include stocks, bonds and mutual fund shares. Withdrawals can be made pursuant to Internal Revenue Service regulations for retirement and distributions. While still employed, distributions are paid in accordance with the participants’ elections with regard to the timing and form of distributions. Upon termination of an executive, a 100% distribution of their account is made after six months has lapsed from their separation from service. The Company may, from time to time, make discretionary contributions to participants’ accounts. No discretionary contributions were made in 2021, 2020 or 2019. The Company offsets its obligations under the nonqualified deferred compensation plan by investing in the actual underlying investments. These investments are classified as trading securities and are carried at fair value. At December 31, 2021, these investments totaled approximately $15.5 million. Gains and losses in these investments are materially offset by corresponding gains and losses in the deferred compensation plan liabilities.

The following table sets forth certain information related to the nonqualified deferred compensation plan for the NEOs:

Name (a)	Executive Contributions in Last Fiscal Year ($) (1) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Keh-Shew Lu	—	—	1	—	6,839
Brett R. Whitmire	—	—	—	—	—
Julie Holland	—	—	955	—	7,012
Francis Tang	—	—	97,892	—	785,452
Gary Yu	—	—	114,450	—	485,336

(1) Contributions are reported as compensation in the last completed fiscal year in either the “Salary” or the “Bonus” column in the Summary Compensation Table depending on the source of the deferral.

(2) The amounts reported in this column are reported as compensation for 2021 in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion sets forth potential payments payable to the NEOs upon termination of their employment or a change in control of the Company. For purposes of this section, certain relevant provisions and terms that are generally applicable and which therefore cover the NEOs are described below:

Dr. Keh-Shew Lu – Employment Agreement and Equity Award Agreements

Payments Upon Termination by the Company Other Than for “Cause” or by the Employee for “Good Reason”

Payments upon termination by the Company other than for “cause” (as defined in Dr. Lu’s employment agreement) or by Dr. Lu for “good reason” (as defined in Dr. Lu’s employment agreement) are governed by his current employment agreement entered into with the Company on July 21, 2015. Dr. Lu’s relationship with the Company is “at will” and may be terminated at the option of either party, for any or no reason whatsoever, with or without cause.

“Cause” means:

•
the willful and continued refusal of the employee to substantially perform his duties in accordance with his employment agreement (other than any such failure resulting from incapacity due to physical or mental illness), insubordination, or material violation of the Company’s policies, in each case after a written demand for

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substantial performance is delivered to the employee by the Board which specifically identifies the manner in which the Board believes that the employee has not substantially performed such duties, the acts constituting such insubordination, or such violations of the Company’s policies, as the case may be, and the employee shall have had a reasonable opportunity to remedy the same; or
•
the conviction of, or a plea of nolo contendere by, the employee to a felony; or
•
a charge or indictment of a felony, the defense of which renders the employee substantially unable to perform his duties under his employment agreement.

“Good reason” means:

•
a material diminution in employee’s base salary;
•
a material diminution in the employee’s authority, duties or responsibilities as contemplated in his employment agreement;
•
a material change in the geographic location at which the employee must perform services; or
•
any other action or inaction that constitutes a material breach by the Company of the employment agreement.

In the event Dr. Lu’s employment is terminated by (a) the Company other than for “cause” (as defined), or (b) Dr. Lu for “good reason” (as defined), (i) the Company shall continue to pay or provide to Dr. Lu the annual base salary during the period commencing on the 60th day after the effective date of such termination and ending on the first anniversary of such effective date such that an aggregate total of 12 months of base salary are provided, (ii) the Company shall pay to Dr. Lu any amount payable under an executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination, (iii) the Company shall pay Dr. Lu his accrued but unused paid time off, (iv) the Company shall provide to Dr. Lu continued participation in any group health plan or medical reimbursement plan on the terms existing on the date of termination for the period commencing on the effective date of such termination and ending 18 months thereafter, and (v) all stock-based compensation previously granted to Dr. Lu (including, but not limited to, all stock options, SARs, stock units, bonus units and stock grants) shall continue to be governed by the applicable award agreement.

However, if Dr. Lu’s employment is terminated either by the Company other than for “cause” (as defined) or by Dr. Lu for “good reason” (as defined) and if Dr. Lu then obtains a new employment within one year from the date of his termination, the annual base salary payable by the Company to Dr. Lu shall be reduced by any amount received by him during such one year in connection with such other employment.

Payments Upon Termination by the Company for “Cause” or by Dr. Lu Other Than for “Good Reason”

In the event that Dr. Lu’s employment is terminated by (a) the Company for “cause” (as defined) or (b) Dr. Lu other than for “good reason” (as defined), (i) the Company shall promptly pay or provide to Dr. Lu the annual base salary, prorated through the date of termination, (ii) the Company shall pay to Dr. Lu any amount payable under an executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination, (iii) the Company shall pay Dr. Lu his accrued but unused paid time off, and (iv) all stock-based compensation previously granted to Dr. Lu (including, but not limited to, all stock options, SARs, stock units, bonus units and stock grants) shall continue to be governed by the applicable award agreement.

Payment Upon Termination Due To Death or Disability

Under Dr. Lu’s employment agreement, Dr. Lu is entitled to a life insurance policy with a death benefit in an amount equal to that existing on the date of his employment agreement and/or a disability insurance policy in the maximum insurable amount as defined by such policy. The employment agreement does not provide for a payment to Dr. Lu in the event of termination due to death or disability.

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The 2001 Incentive Plan generally provides that if the executive dies or becomes “permanently disabled” (as defined), the award will be exercisable by the executive’s successor until the earlier of (1) the expiration date of the award (not to exceed ten years from date of grant in the case of options), or (2) for one year after such death or “permanent disability,” to the extent such award was exercisable on the date of death or permanent disability. The awards will generally continue to vest according to the vesting schedule.

The 2013 Plan generally provides if the executive is terminated due to death or Disability (as defined), the vested portions of his then-outstanding equity awards may be exercised by him or his personal representative within twelve months after the termination date and all unvested portions of all then-outstanding equity awards shall be forfeited without consideration as of the termination date (except for repayment of any amounts he had paid to the Company to acquire unvested portions underlying the forfeited equity awards).

Payment Upon a Change in Control

Except as otherwise stated in the 2001 Incentive Plan or in any of Dr. Lu’s equity award agreements, the 2001 Incentive Plan generally provides that, in the event of a change in control, (1) all of Dr. Lu’s stock options then outstanding shall become fully vested and exercisable as of the date of the change in control and shall terminate at such time as specified in his stock option agreements, and (2) all restrictions and conditions of all Restricted Stock Grants (as defined) then outstanding shall be deemed satisfied as of the date of the change in control.

Except as otherwise stated in the 2013 Plan or in any of Dr. Lu’s equity award agreements, the 2013 Plan generally provides that, (1) in the event of a change in control and/or the Company is a party to a merger, acquisition, reorganization or similar transaction, outstanding equity awards shall be subject to the merger agreement or other applicable transaction agreement, and (2) in the event of a change in control and there is no assumption, substitution or continuation of equity awards pursuant to a merger, acquisition, reorganization or similar transaction, the Compensation Committee of the Board (the “Compensation Committee”) in its discretion may provide that some or all Dr. Lu’s equity awards shall vest and become exercisable as of immediately before such change in control. The Compensation Committee may also in its discretion include in an applicable equity award agreement that accelerated vesting of an equity award will be provided if Dr. Lu’s service is terminated without cause by the Company (or its acquirer) within a specified period of time on or after a change in control. The Compensation Committee may also in its discretion include in an applicable equity award agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such equity award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which Dr. Lu would have a right to receive from the Company and any other person contingent upon the occurrence of a change in control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G.

A change in control, as currently defined in both the 2001 Incentive Plan and the 2013 Plan, means the occurrence of any one (or more) of the following:

•
any person, including a group as defined in Section 13(d)(3) of the Exchange Act, as amended, becoming the beneficial owner of stock of the Company which entitles such holder to cast 25% or more of the total number of votes for the election of the Board;
•
a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, in which the directors of the Company immediately prior to such event cease to be a majority of the Board;
•
the Company ceases to be an independent publicly owned company or a sale or other disposition is completed for all or substantially all the assets of the Company; or
•
a tender offer or exchange offer (other than one made by the Company) in which the shares of the Company’s stock are acquired.

76 Diodes Incorporated

Payment Upon Retirement

Dr. Lu’s employment agreement does not specifically provide for a cash payment to him in the event of his retirement.

Both the 2013 Plan and the 2001 Incentive Plan and forms of option and stock award agreements generally provide that upon retirement, the unvested stock options will be exercisable until the earlier of (1) the expiration date of the option (not to exceed ten years under the 2001 Plan and not to exceed eight years under the 2013 Plan, as restated and amended) or stock award, or (2) for three months after the termination date of the executive.

Assuming Dr. Lu’s employment was terminated due to his retirement on December 31, 2020, Dr. Lu would only be entitled to exercise his vested stock options.

Brett R. Whitmire, Julie Holland, Francis Tang and Gary Yu

Payment Upon Termination

Mr. Whitmire, Mr. Tang, Ms. Holland and Mr. Yu do not have employment agreements with the Company, and payments upon termination under any circumstance for them are governed by their respective equity award agreements, the 2013 Plan, the 2001 Incentive Plan and Company’s general policies for termination of employees as specified in the Company’s employee handbook. Please refer to the tables below in this Proxy Statement for further discussion of Mr. Whitmire’s, Mr. Tang’s, Ms. Holland’s and Mr. Yu’s payments upon termination on December 31, 2021, under any circumstance.

NEO Payments Upon Termination Events and Change In Control

The following tables assume (i) the triggering event took place on December 31, 2021; (ii) the price per share used to calculate the value of equity awards was $109.81, the closing price per share on December 31, 2021, the last trading day of 2021; (iii) the intrinsic value of nonqualified stock option acceleration is calculated by multiplying the difference between the respective exercise prices of any unvested nonqualified stock option shares that would have been subject to acceleration and $109.81 by the number of shares underlying the unvested nonqualified stock options that would have been subject to acceleration; (iv) the value of RSUs and Modified Awards acceleration is calculated by multiplying $109.81 by the number of RSUs and Modified Awards that would have been subject to acceleration; and (v) a performance incentive bonus was earned for 2021 at the level set forth in the “Summary Compensation Table.”

Name	Voluntary Termination or Termination With Cause ($) (1)	Termination Due to Disability or Death ($) (1) (2) (4)	Termination Without Cause ($) (1) (3)	Change in Control ($) (1) (4)
Keh-Shew Lu	1,745,654	30,981,249	2,495,403	29,235,595
Brett R. Whitmire	399,174	6,186,161	399,174	5,786,987
Julie Holland	534,701	8,652,406	534,701	8,117,704
Francis Tang	416,368	8,319,943	416,368	7,903,575
Gary Yu	451,860	3,306,920	451,860	2,855,060

(1) Includes amounts in the table below that could be realized upon exercising vested stock options.

(2) Such amounts do not include a $700,000 benefit for each NEO paid by the Company's life insurance policy upon death and do not include short- and long-term disability payments for the first year and long-term disability payments for the second year paid by disability insurance policies.

(3) Reflects the estimate of the payments and benefits that each NEO would receive assuming the NEO's employment was terminated without "cause" (and for Dr. Lu if he terminated his employment with “good reason”) on December 31, 2021. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for such payments.

(4) Represents the value of the continued vesting of the following shares underlying options, RSUs, and PRSAs upon a death or disability on December 31, 2021.

77 Diodes Incorporated

None of our NEOs have any outstanding standing stock options.

The following table reflects the estimate of the payments and benefits that each NEO would receive assuming the NEO's employment was terminated without "cause" (and for Dr. Lu if he terminated his employment for good reason) on December 31, 2021. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for such payments.

Name (a)	Base Salary ($) (b)	Bonus ($) (c)	Paid Vacation ($) (d)	Medical Benefits ($) (e)	Life Insurance, Disability and AD&D Benefits ($) (f)	Continued Vesting of Share-based Compensation ($) (g)	Total ($) (h)
Keh-Shew Lu	728,250	1,675,630	70,024	21,499	—	—	2,495,403
Brett R. Whitmire	—	378,820	20,354	―	—	—	399,174
Julie Holland	—	503,161	31,540	―	—	—	534,701
Francis Tang	—	378,820	37,548	―	—	—	416,368
Gary Yu	—	425,206	26,654	―	—	—	451,860

(b) For purposes of determining this amount, Dr. Lu would receive his current base salary for one-year following the termination.

(c) Any bonus amount would be prorated based on days employed in 2021 and calculated using actual 2020 results per the performance criteria in accordance with the Company's executive bonus plan.

(d) Reflects the estimated lump sum value of 18-month accrual of paid vacations.

(e) Reflects the estimated lump sum value of premiums to be paid on behalf of the executive under the medical benefit plans for 18 months for Dr. Lu.

(f) In the event of termination without cause, the Company does not continue to provide benefits under the life, disability, and accidental death and dismemberment insurance plans.

(g) Dr. Lu's employment agreement provided certain payments and benefits if his employment was terminated with "cause." Because Messrs. Whitmire, Tang and Yu and Ms. Holland do not have employment agreements with the Company, no estimates of payments or benefits are reflected in the above table.

The table below details the number of RSUs and PSUs, currently unvested, that would vest upon a change in control:

Name	Stock Options (#)	RSUs (#)	PSU (#)	Total (#)
Keh-Shew Lu	—	127,138	144,100	271,238
Brett R. Whitmire	—	22,300	30,400	52,700
Julie Holland	—	32,425	41,500	73,925
Francis Tang	—	32,075	39,900	71,975
Gary Yu	—	17,500	8,500	26,000

78 Diodes Incorporated

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams LLP has been the Company’s independent registered public accounting firm since 1993 and has been selected by the Board, upon the recommendation of the Audit Committee, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Professional services rendered by Moss Adams LLP for 2021 consisted of an audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements, services related to filings with the SEC and meetings with the Company’s Audit Committee. All professional services rendered by Moss Adams LLP during 2021 were furnished at customary rates and terms. Representatives of Moss Adams LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from stockholders.

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

For the fiscal years ended December 31, 2021 and 2020, fees for the services provided by Moss Adams LLP were approximately as follows:

Description	2021	2020
Audit fees (1)	$2,685,441	$1,588,150
Audit-related fees (2)	225,356	1,302,775
Tax fees, professional services related to income tax	—	—
All other fees, not included above	—	—
Total	$2,910,797	$2,890,925

(1) Includes fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q.

(2) Includes assurance and related services, mostly relate to the LSC acquisition that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees of this section.

The Audit Committee administers the Company’s engagement of Moss Adams LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Moss Adams LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services.

Moss Adams LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee, in reliance on the independent registered public accounting firm, determined that the provision of these services is compatible with maintaining the independence of Moss Adams LLP.

Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted, and the Audit Committee may require the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approved categories. In those instances, the Audit

79 Diodes Incorporated

Committee is required to specifically pre-approve such additional services before engaging the independent registered public accounting firm.

The Audit Committee has delegated pre-approval authority to each of its members. Each member must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Although the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 is not required to be submitted to a vote of stockholders, the Audit Committee believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person via the Internet or by proxy, and entitled to vote on the proposal at the Meeting, the Board will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

80 Diodes Incorporated

PROPOSALS OF STOCKHOLDERS AND STOCKHOLDER NOMINATIONS FOR 2023 ANNUAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Currently, the 2023 annual meeting of stockholders is expected to be held on or about May 25, 2022.

SEC Rule 14a-8 provides that any stockholder proposal to be included in the proxy statement for the Company’s 2023 annual meeting must be received by the Secretary of the Company at the Company’s office at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024 on or before December 15, 2022, in a form that complies with applicable regulations. If the date of the 2023 annual meeting is advanced or delayed more than 30 days from the date of the 2022 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2023 annual meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy statement for the 2023 annual meeting. Upon any determination that the date of the 2023 annual meeting will be advanced or delayed by more than 30 days from the date of the 2022 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

In addition, the Company’s Bylaws require advance written notice of nominations or other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8. The Company must receive written notice of such nominations or other proposals to be presented at the 2023 annual meeting, at the address stated in the preceding paragraph, no earlier than the close of business on Monday, January 22, 2023 and no later than the close of business on Wednesday, February 24, 2023. If written notice of such nominations or other matters is not received within the time set forth in the Company’s Bylaws, the proxies solicited by the Board for the 2023 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2023 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2023 annual meeting is advanced or delayed more than 30 days from the anniversary date of the 2022 annual meeting, then if the stockholder proposal has not been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2023 annual meeting, the proxies will confer the authority set out in the preceding sentence.

Stockholders may suggest candidates for the Board. Stockholders who wish to request that the Governance Committee consider a candidate for election at the 2023 annual meeting should submit information about the candidate to the Governance Committee a reasonable time before the Company begins to print and mail the proxy statement for the 2023 annual meeting. The requesting stockholder should provide sufficient biographical information about the proposed candidate to satisfy the requirements of the SEC for inclusion in the Proxy Statement and to permit the Governance Committee to evaluate the proposed candidate in light of the criteria described in “Corporate Governance – Nominating Procedures and Criteria and Board Diversity.” The request should also provide the full name, address and telephone number of the requesting stockholder and sufficient information to verify that the requesting stockholder is eligible to vote at the 2023 annual meeting. Additional information and certifications by the requesting stockholder and the proposed candidate may be required before the Governance Committee can make its evaluation.

81 Diodes Incorporated

ANNUAL REPORT AND FORM 10-K

The Company’s annual report to stockholders for the year ended December 31, 2021 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2021, 2020 and 2019.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE YEAR ENDED DECEMBER 31, 2021 BY WRITING TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, 4949 HEDGCOXE ROAD, SUITE 200, PLANO, TEXAS 75024, OR EMAIL THE REQUEST TO DIODES-FIN@DIODES.COM. THE INFORMATION IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE AT WWW.DIODES.COM AND THE SEC’S WEBSITE AT WWW.SEC.GOV.

Dated at Plano, Texas, this 14th day of April, 2022.

By Order of the Board of Directors,

DIODES INCORPORATED

Richard D. White,

Secretary

82 Diodes Incorporated

Appendix A

DIODES INCORPORATED

2022 EQUITY INCENTIVE PLAN

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopted the Plan on the Adoption Date conditioned upon and subject to obtaining Company stockholder approval of the Plan as provided under Section 16(a).

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Selected Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Selected Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units, and/or Other Equity Awards.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award Agreement.

SECTION 2. DEFINITIONS.

If a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan.

a.
“Adoption Date” means March 11, 2022.
b.
“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.
c.
“Award” means any award of an Option, SAR, Restricted Stock Grant, Stock Unit, or Other Equity Award under the Plan.
d.
“Award Agreement” means an agreement between the Company and a Selected Employee evidencing the award of an Option, SAR, Restricted Stock Grant, Stock Unit, or Other Equity Award as applicable.
e.
“Board” means the Board of Directors of the Company, as constituted from time to time.
f.
“Cashless Exercise” means, to the extent that an Award Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 15(b).
g.
“Cause” means, with respect to a Participant, the occurrence of any of the following: (i) Participant’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Participant’s continuing intentional or habitual failure to perform stated duties, (iii) Participant’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Participant’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

83 Diodes Incorporated

h.
“Change in Control” means the consummation of any one or more of the following:
i.
Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock of the Company with respect to which twenty-five percent (25%) or more of the total number of votes for the election of the Board may be cast;
ii.
As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;
iii.
The Company ceases to be an independent publicly owned corporation or a sale or other disposition is completed for all or substantially all the assets of the Company; or
iv.
A tender offer or exchange offer is made for the Shares (other than one made by the Company) and the Shares are acquired thereunder.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

i.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
j.
“Committee” means a committee described in Section 3.
k.
“Common Stock” means the Company’s common stock, $0.66 2/3 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.
l.
“Company” means Diodes Incorporated, a Delaware corporation.
m.
“Consultant” means an individual or entity which performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Non-Employee Director.
n.
“Date of Grant” means the date the Committee (or the Board, as the case may be) takes formal action designating that a Participant shall receive an Award, notwithstanding the date the Participant accepts the Award, the date the Company and the Participant enter into a written agreement with respect to the Award, or any other date.
o.
“Disability” means the following:
i.
For all ISOs, the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code;
ii.
For all Awards which are considered nonqualified deferred compensation under Code Section 409A and for which payment can be made on account of the Participant’s disability, the disability of a Participant within the meaning of Section 409A of the Code; or
iii.
For all other Awards, the Participant’s medically determinable physical or mental incapacitation such that for a continuous period of not less than twelve (12) months, a person is unable to engage in any substantial gainful activity or which can be expected to result in death.

Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company and the person shall be final and conclusive for all purposes of the Awards.

p.
“Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate. An employee who is also serving as a member of the Board is an Employee for purposes of this Plan.
q.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
r.
“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.
s.
“Fair Market Value” means the market price of a Share, determined by the Committee as follows:

84 Diodes Incorporated

i.
If the Shares were traded on a stock exchange (such as the NYSE, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;
ii.
If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and
iii.
If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

t.
“Fiscal Year” means the Company’s fiscal year.
u.
“GAAP” means United States generally accepted accounting principles as established by the Financial Accounting Standards Board.
v.
“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
w.
“ISO Limit” means the maximum aggregate number of Shares that are permitted to be issued pursuant to the exercise of ISOs granted under the Plan as described in Section 5(a).
x.
“Minimum Holding Period” means the minimum period of time that a Participant must hold and retain the After-Tax Shares (as defined below in Section 4(u)). Subject to Section 13, the Minimum Holding Period expires on the earliest of the (i) first anniversary of the applicable exercise date of such After-Tax Shares, or (ii) Participant’s Termination Date.
y.
“Net Exercise” means, to the extent that an Award Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 15(b) to satisfy applicable tax withholding obligations.
z.
“Non-Employee Director” means a member of the Board who is not an Employee.
aa.
“Nonstatutory Stock Option” or “NQSO” means a stock option that is not an ISO.
bb.
“NYSE” means the New York Stock Exchange.
cc.
“Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
dd.
“Option” means an ISO or NQSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Award Agreement.
ee.
“Optionee” means an individual, estate or other entity that holds an Option.
ff.
“Other Equity Award” means an award (other than an Option, SAR, Stock Unit, or Restricted Stock Grant) which derives its value from the value of Shares and/or from increases in the value of Shares.
gg.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

85 Diodes Incorporated

hh.
“Participant” means an individual or estate or other entity that holds an Award.
ii.
“Plan” means this Diodes Incorporated 2022 Equity Incentive Plan as it may be amended from time to time.
jj.
“Prior Plan” means the Diodes Incorporated 2013 Equity Incentive Plan as amended.
kk.
“Qualified Note” means a recourse note, with a fixed market rate of interest, that may, at the discretion of the Committee, be secured by Shares or otherwise.
ll.
“Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.
mm.
“Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs and/or outstanding Other Equity Awards for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.
nn.
“Restricted Stock Grant” means Shares awarded under the Plan as provided in the applicable Award Agreement.
oo.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
pp.
“SEC” means the Securities and Exchange Commission.
qq.
“Section 16 Persons” means those Officers, directors or other persons who are subject to Section 16 of the Exchange Act.
rr.
“Securities Act” means the Securities Act of 1933, as amended.
ss.
“Selected Employee” means an Employee, Consultant, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.
tt.
“Separation From Service” has the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder.
uu.
“Service” means uninterrupted service as an Employee, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Employee’s outstanding ISOs are eligible to continue to qualify as ISOs (and not become NQSOs), an Employee’s Service will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a Participant’s Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary or Parent or Affiliate in which the Company or a Subsidiary or Parent or Affiliate is a party is not considered a termination of Service, (ii) the Participant transfers between service as an Employee and service as a Consultant or other personal service provider (or vice versa), or (iii) the Participant transfers between service as an Employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.
vv.
“Share” means one share of Common Stock.
ww.
“Share Limit” means the maximum aggregate number of Shares that are permitted to be issued under the Plan as described in Section 5(a).
xx.
“Specified Employee” means a Participant who is considered a “specified employee” within the meaning of Code Section 409A.
yy.
“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in the applicable Award Agreement.

86 Diodes Incorporated

zz.
“Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan, as provided in the applicable Award Agreement.
aaa.
“Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan.
bbb.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.
ccc.
“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any Parent or any Subsidiary or any Affiliate combines.
ddd.
“Termination Date” means the date on which a Participant’s Service terminates.
eee.
“10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

a.
Committee Composition. A Committee (or Committees) appointed by the Board (or its Compensation Committee) shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

To the extent required to enable Awards to be exempt from liability under Section 16(b) of the Exchange Act, the Committee shall have membership composition which enables Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

The Board or the Committee may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, that may administer the Plan with respect to Selected Employees who are not Section 16 Persons, respectively, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

b.
Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:
i.
determining Selected Employees who are to receive Awards under the Plan;
ii.
determining the type, number, vesting requirements, performance goals (or other objective/subjective goals (if any)) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;
iii.
correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;
iv.
accelerating the vesting of Awards in the cases of a Participant’s death or Disability or extending the post-termination exercise term;
v.
permitting or denying, in its discretion, a Participant’s request to transfer an Award;
vi.
permitting or requiring, in its discretion, a Participant to use Cashless Exercise, Net Exercise and/or Share withholding with respect to the payment of any Exercise Price and/or applicable tax withholding;
vii.
interpreting the Plan and any Award Agreements;
viii.
making all other decisions relating to the operation of the Plan;

87 Diodes Incorporated

ix.
making such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities law treatment of Participants and the Plan; and
x.
granting Awards to Selected Employees who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee. The Committee may not increase an Award once granted, although it may grant additional Awards to the same Participant. The Committee shall keep the Board informed as to its actions and make available to the Board its books and records. Although the Committee has the authority to establish and administer the Plan, the Board reserves the right at any time to abolish the Committee and administer the Plan itself.

c.
Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

a.
General Eligibility. Only Employees, Consultants, and Non-Employee Directors shall be eligible for designation as Selected Employees by the Committee.
b.
Incentive Stock Options. Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Company or Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option Award, the Participant agrees in advance to such disqualifying action(s).
c.
Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
d.
No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 12.

88 Diodes Incorporated

e.
Termination of Service. Unless the applicable Award Agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR or Other Equity Award as applicable):
i.
if the Service of a Participant is terminated for Cause, then all of his/her then-outstanding Options, SARs, and unvested portions of all other Awards shall terminate and be forfeited immediately without consideration as of the Termination Date;
ii.
if the Service of Participant is terminated due to Participant’s death or Disability, then the vested portions of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant or his or her personal representative within twelve months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date; and
iii.
if the Service of Participant is terminated for any reason other than for Cause or death or Disability, then the vested portion of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date.
f.
Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Code Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement provides for Code Section 409A related provisions other than what is specified above in this Section 4(f), then such provisions in the Award or employment agreement shall govern.
g.
Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.
h.
Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants (and executed by Participants) by electronic media.
i.
Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by

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Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
j.
Liability of Company. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.
k.
Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
l.
Payment of Non-Employee Director Cash Fees with Equity Awards. If the Board affirmatively decides to authorize such a process, each Non-Employee Director may elect to receive a Restricted Stock Grant (or Stock Units) issued under the Plan in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees including without limitation meeting fees, committee service fees and participation fees. Any such elections made by a Non-Employee Director shall be effected no later than the time permitted by applicable law and in accordance with the Company’s insider trading policies and/or other policies. The aggregate Date of Grant fair market value of any Restricted Stock Grants or Stock Units issued pursuant to this Section 4(l) is intended to be equivalent to the value of the foregone cash fees. Any cash fees not elected to be received as a Restricted Stock Grant or Stock Units shall be payable in cash in accordance with the Company’s standard payment procedures. The Board in its discretion shall determine the terms, conditions and procedures for implementing this Section 4(l) and may also modify or terminate its operation at any time.
m.
Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.
n.
Governing Law. This Plan and (unless otherwise provided in the Award Agreement) all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
o.
Assignment or Transfer of Awards. Except as otherwise provided under the applicable Award Agreement and then only to the extent permitted by applicable law, no Award shall be transferable by the Participant other than by will or by the laws of descent and distribution. No Award or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, nor may an Award be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, nor may an Award be made subject to execution, attachment or similar process. Any act in violation of this Section 4(o) shall be null and void.
p.
Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Company and the Committee shall not be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes
q.
No Re-Pricing of Options or SARs or Award of Re-Load Options. Notwithstanding anything to the contrary, (i) outstanding Options or SARs may not be Re-Priced and (ii) Re-Load Options may not be awarded, in each case without the approval of Company stockholders. Moreover, any amendment to the Plan or any Award agreement that results in the repricing of an Option or SAR issued under the Plan shall not be effective without prior approval of the stockholders of the Company. For this purpose, repricing includes a reduction in the Exercise Price of an Option or a SAR or the cancellation of an Option or SAR in exchange for cash, Options or SARs with an Exercise

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Price less than the Exercise Price of the cancelled Option or SAR, other Awards under the Plan or any other consideration provided by the Company.
r.
Limits on Grants to Non-Employee Directors. Notwithstanding anything to the contrary, no Non-Employee Director serving in the below positions at any time during a Fiscal Year shall receive Awards during such Fiscal Year covering, in the aggregate, in excess of the following number of Shares.
i.
Chairperson: 100,000 Shares
ii.
Vice Chairperson: 80,000 Shares
iii.
Other Non-Employee Director: 10,000 Shares
s.
Dividends/Dividend Equivalents. For all Awards, no payment of dividends (or dividend equivalents) shall be made with respect to any unvested Awards. Dividends (and dividend equivalents) shall only be paid to a Participant to the extent that the underlying Award to which the dividends/dividend equivalents are attached becomes vested. For avoidance of doubt, accrual of dividends (and dividend equivalents) while the underlying Award is unvested and which are payable upon vesting is permitted to the extent provided under this Plan or Award agreement.
t.
Minimum Vesting. Notwithstanding anything to the contrary, with respect to at least 95% of the Shares underlying all Awards granted under the Plan, such Awards shall have a minimum vesting period for every portion of the Award of at least one year after the Date of Grant. This minimum vesting requirement for such covered Awards may not be superseded by an individual Award agreement or other agreement.
u.
Minimum Holding Period. Notwithstanding anything to the contrary, the after-tax withholding portion of Shares (the “After-Tax Shares”) that are acquired by a Participant upon exercise of an Option must be held by such Participant through the Minimum Holding Period. During the Minimum Holding Period, no After-Tax Shares may be sold, transferred, assigned, pledged or hypothecated by the Participant.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

a.
Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares or reacquired shares, bought on the market or otherwise. The maximum number of Shares that are issued under this Plan cannot exceed the Share Limit as may be adjusted under Section 12. For purposes of the Plan and subject to adjustment under Section 12 and subject to the Share accounting provisions of Section 5(b), the Share Limit is 7,000,000 Shares and the ISO Limit is 7,000,000 Shares.
b.
Share Accounting. This Section 5(b) describes the Share accounting process under the Plan with respect to the Share Limit and ISO Limit.
i.
There shall be counted against the numerical limitations in Section 5(a) the gross number of Shares subject to issuance upon exercise or used for determining payment or settlement of Awards. The below clauses (ii), (iii), (iv), (v) and (vi) of this Section 5(b) seek to clarify the intent of the foregoing sentence. The Shares issued (or settled) under an Award will be counted against the Share Limit (and ISO Limit if the Award is an ISO) at the time(s) of exercise or settlement of the Award. For avoidance of doubt, Shares that are withheld as payment for the Award’s Exercise Price or applicable withholding taxes shall be counted against the Share Limit (and ISO Limit if the Award is an ISO)
ii.
Each Share issued (or settled) under any Award, other than Options or SARs, shall be counted against the Share Limit as two (2) Shares. Each Share issued (or settled) pursuant to the exercise of any Option or SAR shall be counted against the Share Limit as one (1) Share.
iii.
For avoidance of doubt, whether or not a SAR is settled with any Shares, the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such SAR shall be counted against the Share Limit, regardless of the number of Shares actually used to settle the SAR upon such exercise.
iv.
For avoidance of doubt, to the extent an Option is exercised via a Cashless Exercise or Net Exercise or is not otherwise fully settled with Shares, then the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such Option shall be counted against the Share Limit (and shall also count against the ISO Limit if the Option being exercised is an ISO), regardless of the number of Shares actually issued to the Participant upon such exercise.
v.
If any portion of an Award is forfeited, terminated without consideration, or expires unexercised, (collectively, “Forfeited Shares”), the gross number of such Forfeited Shares shall again be available for Awards under the Plan and shall not be counted against the Share Limit or ISO Limit.

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vi.
For avoidance of doubt, if any Awards are settled or paid in cash in lieu of stock and/or are exchanged for other Awards (collectively, “Settled Shares”), the gross number of such Settled Shares shall be counted against the Share Limit (and ISO Limit if the Award is an ISO).

Any Substitute Awards including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided below) shall not be counted toward the Share Limit or ISO Limit.

c.
Substitute Awards. Substitute Awards shall not count toward the Share Limit, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 5(b) above. Additionally, in the event that a company acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any Parent or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.
d.
Dividend Equivalents. Any dividend equivalents distributed under the Plan in the form of Shares shall be counted against the Share Limit (with each Share that is distributed counting as one Share against the Share Limit). Dividend equivalents will not be paid (or accrue) on unexercised Options or unexercised SARs.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

a.
Award Agreement. Each Award of an Option under the Plan shall be evidenced by an Award Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance goals). The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NQSO.
b.
Number of Shares. An Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 12.
c.
Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in an Award Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders in the case of ISOs) of a Share on the Date of Grant of the Option.
d.
Exercisability and Term. Subject to Section 3(b)(v), an Option may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Award Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed eight years from its Date of Grant (and may be for a shorter period of time than eight years). No Option can be exercised after the expiration date specified in the applicable Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability. Notwithstanding anything to the contrary, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Award Agreement. An Award Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. An Award Agreement may also provide that the Company may determine to issue an equivalent value of cash in lieu of issuing some or all of the Shares that are being purchased upon an Option’s exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.
e.
Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the

92 Diodes Incorporated

Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding Options. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

SECTION 7. PAYMENT FOR OPTION SHARES.

a.
General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Award Agreement:
i.
In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 7.
ii.
In the case of an NQSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.
b.
Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.
c.
Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.
d.
Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.
e.
Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in an Award Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

a.
Award Agreement. Each Award of a SAR under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance goals). An Award Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various Award Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.
b.
Number of Shares. An Award Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 12.
c.
Exercise Price. An Award Agreement shall specify the Exercise Price. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the Date of Grant of the SAR.
d.
Exercisability and Term. Subject to Section 3(b)(v), a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The Award Agreement shall also specify the term of the SAR which shall not exceed eight years from the Date of Grant of the SAR (and may be for a shorter period of time than eight years). No SAR can be exercised after the expiration date specified in the applicable Award Agreement. An Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
e.
Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable Award Agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of

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Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.
f.
Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding SARs. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

SECTION 9. TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.

a.
Award Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance goals). The provisions of the Award Agreements entered into under the Plan need not be identical.
b.
Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 12. Restricted Stock Grants may be issued with or without cash consideration under the Plan.
c.
Vesting Conditions. Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability.
d.
Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall count toward the Share Limit (with each Share that is distributed as a dividend counting as one Share against the Share Limit).
e.
Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

a.
Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance goals). The provisions of the various Award Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
b.
Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 12. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
c.
Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability.
d.
Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.

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e.
Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.
f.
Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in an Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.
g.
Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

SECTION 11. OTHER AWARDS.

The Committee may in its discretion issue Other Equity Awards to Selected Employees. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Committee.

SECTION 12. ADJUSTMENTS.

a.
Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments, taking into consideration the accounting and tax consequences, to:
a.
the Share Limit and ISO Limit and the various Share numbers referenced in Sections 4(r) and 5(a);
b.
the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;
c.
the number and kind of securities covered by each outstanding Award;
d.
the Exercise Price under each outstanding Option and SAR; and
e.
the number and kind of outstanding securities issued under the Plan.
b.
Participant Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 12, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
c.
Fractional Shares. Any adjustment of Shares pursuant to this Section 12 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 13. EFFECT OF A CHANGE IN CONTROL.

a.
Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement

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or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), or for their cancellation either with or without consideration, in all cases without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.
b.
Acceleration of Vesting. Except as otherwise provided in the applicable Award Agreement (and in such case the applicable Award Agreement shall govern), in the event that a Change in Control or other transaction covered by Section 13(a) occurs and (i) there is no assumption, substitution or continuation of Awards pursuant to Section 13(a), then all then-outstanding Awards shall vest (with performance Awards vesting and being paid out at their target levels) and become exercisable as of immediately before such Change in Control or (ii) if the Participant’s Service is terminated without Cause by the Company (or its acquirer) within two years after a Change in Control or other transaction covered by Section 13(a), then all of such Participant’s then-outstanding Awards shall vest (with performance Awards vesting and being paid out at their target levels) and become exercisable upon Participant’s Termination Date. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price). The Committee may also in its discretion include in an Award Agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G.

SECTION 14. LIMITATIONS ON RIGHTS.

a.
Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).
b.
Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
c.
Dissolution. To the extent not previously exercised or settled, Options, SARs, unvested Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).
d.
Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary or Affiliate unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in addition to, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and motivate officers, directors, employees or independent contractors for their service with the Company and its Subsidiaries and its Affiliates.
e.
Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange

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requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

SECTION 15. TAXES.

a.
General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations (including without limitation federal, state, local and foreign taxes) that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied and the Company shall, to the maximum extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
b.
Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Shares underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Shares that are withheld from an Award pursuant to this section may also be limited by the Committee, to the extent necessary, to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules including without limitation by requiring that no amount may be withheld which is in excess of maximum statutory withholding rates. The Committee, in its discretion, may permit or require other forms of payment of applicable tax withholding.

SECTION 16. DURATION AND AMENDMENTS.

a.
Term of the Plan and Effect on Prior Plan. This Plan, and its effectiveness, is subject to and conditioned upon its timely approval by Company stockholders. If the Stockholder Approval Date occurs before the first anniversary of the Adoption Date then this Plan shall become effective upon the Stockholder Approval Date and shall terminate no later than the day before the tenth anniversary of the Adoption Date. If the Stockholder Approval Date has not occurred before the first anniversary of the Adoption Date then this Plan shall not become effective and the Prior Plan shall continue to remain in full force and effect and shall govern all Awards. This Plan will not in any way affect outstanding awards that were issued under any other Company equity compensation plans. No further awards may be granted under the Prior Plan on or after the Stockholder Approval Date.
b.
Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for stockholder approval. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

SECTION 17. EXECUTION.

To record the approval of this Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

DIODES INCORPORATED

By: /s/Brett R. Whitmire

Title: Chief Financial Officer

97 Diodes Incorporated

MEETING LOCATION

www.proxydocs.com/DIOD

Logo YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Diodes Incorporated Annual Meeting of Stockholders For Stockholders as of record on March 29, 2021 TIME: Monday, May 24, 2021 07:00 PM, Central Time PLACE: Annual meeting to be held live via the Internet Please visit www.proxydocs.com/DIOD for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Keh-Shew Lu and Brett R. Whitmore, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Diodes Incorporated which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/DIOD • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-855-686-4804 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

98 Diodes Incorporated

Diodes Incorporated Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Angie Chen Button #P2# #P2# FOR 1.02 C.H. Chen #P3# #P3# FOR 1.03 Warren Chen #P4# #P4# FOR 1.04 Michael R. Giordano #P5# #P5# FOR 1.05 Keh-Shew Lu #P6# #P6# FOR 1.06 Peter M. Menard #P7# #P7# FOR 1.07 Christina Wen-Chi Sung #P8# #P8# FOR 1.08 Michael K.C. Tsai #P9# #P9# FOR FOR AGAINST ABSTAIN 2. Approval of Executive Compensation. To approve, on an advisory basis, the Company's executive compensation. #P10# #P10# #P10# FOR 3. Ratification of Appointment of Independent Registered Public Accounting Firm. To Ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021. #P11# #P11# #P11# FOR 4. To transact such other business as properly may come before the meeting or any adjournment or postponement thereof. You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/DIOD. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date

99 Diodes Incorporated